Exhibit 99.1

February 23, 2005

Management’s Report on Internal Control over Financial Reporting

To the Board of Directors and Shareholders of Hibernia Corporation:

Management of Hibernia Corporation (the Company) is responsible for the preparation, integrity, and fair presentation of its published financial statements as of December 31, 2004, and for the year then ended. The consolidated financial statements of Hibernia Corporation have been prepared in accordance with accounting principles generally accepted in the United States and, as such, include some amounts that are based on judgments and estimates of management, giving due consideration to materiality. Management is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined in Exchange Act rules 13a-15(f) and 15d-15(f).

Management has in place an internal accounting control system designed to safeguard corporate assets from material loss or misuse. The internal control system includes an organizational structure that provides appropriate delegation of authority and segregation of duties, established policies and procedures, and comprehensive internal audit and loan review programs. Management believes that this system provides assurance that assets are adequately safeguarded and that the accounting records, which are the basis for the preparation of all financial statements, are reliable. There are inherent limitations in the effectiveness of any internal control, including the possibility of human error and the circumvention or overriding of controls. Accordingly, even effective internal control can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, the effectiveness of internal control may vary over time.

Management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004. This evaluation was based on criteria for effective internal control over financial reporting described in “Internal Control-Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation, management concluded that the Company maintained effective internal control over financial reporting as of December 31, 2004.

Our management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004 has been audited by Ernst & Young LLP, as stated in their report of independent registered public accounting firm, which is included herein.

/s/ J. Herbert Boydstun	/s/ Marsha M. Gassan
J. Herbert Boydstun President and Chief Executive Officer	Marsha M. Gassan Senior Executive Vice President and Chief Financial Officer

/s/ Jan M. Macaluso
Jan M. Macaluso Executive Vice President and Chief Accounting Officer

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Hibernia Corporation

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that Hibernia Corporation maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). Hibernia Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because management’s assessment and our audit were conducted to also meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), management’s assessment and our audit of Hibernia Corporation’s internal control over financial reporting included controls over the preparation of financial statements in accordance with the instructions for the preparation of Consolidated Financial Statements for Bank Holding Companies (Form FRY-9C). A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Hibernia Corporation maintained effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, Hibernia Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Hibernia Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004 and our report dated February 23, 2005 expressed an unqualified opinion thereon.

/s/ Ernst & Young, LLP

New Orleans, Louisiana

February 23, 2005

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Hibernia Corporation

We have audited the accompanying consolidated balance sheets of Hibernia Corporation and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hibernia Corporation and Subsidiaries at December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Hibernia Corporation’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 23, 2005, expressed an unqualified opinion thereon.

/s/ Ernst & Young, LLP

New Orleans, Louisiana

February 23, 2005

Consolidated Balance Sheets

HIBERNIA CORPORATION AND SUBSIDIARIES

December 31 ($ in thousands)	2004	2003
Assets
Cash and cash equivalents	$1,151,066	$957,611
Trading account assets	—	3,853
Securities available for sale	4,524,340	3,866,470
Securities held to maturity (estimated fair value of $36,564 and $61,633 at December 31, 2004 and 2003, respectively)	35,819	60,209
Mortgage loans held for sale	78,136	195,177
Loans, net of unearned income	15,719,216	12,882,986
Reserve for loan losses	(227,574)	(213,275)

Loans, net	15,491,642	12,669,711

Premises and equipment	293,356	217,399
Customers’ acceptance liability	141	131
Goodwill	337,441	209,114
Other intangible assets	33,328	130,996
Other assets	362,819	249,771

Total assets	$22,308,088	$18,560,442

Liabilities
Deposits:
Noninterest-bearing	$3,264,190	$2,827,642
Interest-bearing	14,114,756	11,331,877

Total deposits	17,378,946	14,159,519

Short-term borrowings	555,325	1,280,802
Liability on acceptances	141	131
Other liabilities	521,203	240,693
Debt	1,910,576	1,101,812

Total liabilities	20,366,191	16,782,957

Shareholders’ equity
Class A Common Stock, no par value:
Authorized - 300,000,000 shares; issued - 171,095,717 and 168,214,757 shares at December 31, 2004 and 2003, respectively	328,504	322,972
Surplus	562,969	515,289
Retained earnings	1,347,544	1,171,537
Treasury stock at cost - 15,850,266 and 12,953,260 shares at December 31, 2004 and 2003, respectively	(297,626)	(226,970)
Accumulated other comprehensive income	15,198	12,779
Unearned compensation	(14,692)	(18,122)

Total shareholders’ equity	1,941,897	1,777,485

Total liabilities and shareholders’ equity	$22,308,088	$18,560,442

See notes to consolidated financial statements.

Consolidated Income Statements

HIBERNIA CORPORATION AND SUBSIDIARIES

Year Ended December 31 ($ in thousands, except per-share data)	2004	2003	2002
Interest income
Interest and fees on loans	$827,060	$732,399	$785,296
Interest on securities available for sale	162,026	147,265	160,022
Interest on securities held to maturity	2,486	5,207	11,575
Interest on short-term investments	4,217	3,424	6,158
Interest on mortgage loans held for sale	6,644	22,010	24,043

Total interest income	1,002,433	910,305	987,094

Interest expense
Interest on deposits	189,175	158,295	220,617
Interest on short-term borrowings	7,146	6,338	9,006
Interest on debt	55,439	74,919	53,234

Total interest expense	251,760	239,552	282,857

Net interest income	750,673	670,753	704,237
Provision for loan losses	48,250	60,050	80,625

Net interest income after provision for loan losses	702,423	610,703	623,612

Noninterest income
Service charges on deposits	181,684	157,748	138,857
Card-related fees	60,074	47,923	39,949
Mortgage banking	34,845	26,506	11,502
Retail investment fees	30,357	27,241	30,488
Trust fees	23,273	23,520	24,394
Insurance	18,725	18,181	16,137
Investment banking	18,660	12,460	15,033
Other service, collection and exchange charges	21,438	19,933	20,769
Other operating income	18,714	23,382	17,159
Securities losses, net	(20,344)	(6,811)	(13,353)

Total noninterest income	387,426	350,083	300,935

Noninterest expense
Salaries and employee benefits	336,392	296,127	289,264
Occupancy expense, net	46,337	37,815	36,983
Equipment expense	37,260	32,842	31,238
Data processing expense	38,128	35,922	34,560
Advertising and promotional expense	31,698	23,710	22,471
Amortization of purchase accounting intangibles	6,442	5,055	5,940
Foreclosed property expense, net	(1,619)	9,867	1,088
Other operating expense	145,493	123,045	120,183

Total noninterest expense	640,131	564,383	541,727

Income before income taxes and minority interest	449,718	396,403	382,820
Income tax expense	156,688	138,067	132,963
Minority interest, net of income tax expense	76	—	—

Net income	$292,954	$258,336	$249,857

Net income per common share	$1.90	$1.67	$1.59

Net income per common share - assuming dilution	$1.86	$1.64	$1.56

See notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders’ Equity HIBERNIA CORPORATION AND SUBSIDIARIES ($ in thousands, except per-share data)
	Common Stock	Surplus	Retained Earnings	Treasury	Accumulated Other Comprehensive Income	Unearned Compensation	Comprehensive Income
Balances at December 31, 2001	$311,715	$446,900	$850,295	$(35,927)	$13,279	$(26,483)
Net income for 2002	—	—	249,857	—	—	—	$249,857
Change in unrealized gains (losses) on securities, net of reclassification adjustments	—	—	—	—	28,568	—	28,568
Change in accumulated gains (losses) on cash flow hedges, net of reclassification adjustments	—	—	—	—	(16,460)	—	(16,460)

Comprehensive income							$261,965

Issuance of common stock:
Stock option plans	7,334	28,307	—	—	—	—
Restricted stock awards	155	731	—	—	—	—
Cash dividends declared on common ($.57 per share)	—	—	(89,442)	—	—	—
Acquisition of treasury stock	—	—	—	(107,004)	—	—
Allocation of ESOP shares	—	2,175	—	—	—	4,918
Net tax benefit related to stock option plans and ESOP	—	12,688	—	—	—	—
Other	—	(744)	—	—	—	—

Balances at December 31, 2002	319,204	490,057	1,010,710	(142,931)	25,387	(21,565)

Net income for 2003	—	—	258,336	—	—	—	$258,336
Change in unrealized gains (losses) on securities, net of reclassification adjustments	—	—	—	—	(34,675)	—	(34,675)
Change in accumulated gains (losses) on cash flow hedges, net of reclassification adjustments	—	—	—	—	22,067	—	22,067

Comprehensive income							$245,728

Issuance of common stock:
Stock option plans	3,652	20,074	—	—	—	—
Restricted stock awards	80	734	—	—	—	—
Directors’ compensation	—	337	—	464	—	—
Purchase warrants	—	(2,446)	—	3,102	—	—
Cash dividends declared on common ($.63 per share)	—	—	(97,509)	—	—	—
Acquisition of treasury stock	—	—	—	(87,605)	—	—
Allocation of ESOP shares	—	2,339	—	—	—	3,443
Net tax benefit related to stock option plans and ESOP	—	4,210	—	—	—	—
Other	36	(16)	—	—	—	—

Balances at December 31, 2003	322,972	515,289	1,171,537	(226,970)	12,779	(18,122)

Net income for 2004	—	—	292,954	—	—	—	$292,954
Change in unrealized gains (losses) on securities, net of reclassification adjustments	—	—	—	—	(8,443)	—	(8,443)
Change in accumulated gains (losses) on cash flow hedges, net of reclassification adjustments	—	—	—	—	10,862	—	10,862

Comprehensive income							$295,373

Issuance of common stock:
Stock option plans	5,439	33,596	—	—	—	—
Restricted stock awards	93	1,096	—	—	—	—
Directors’ compensation	—	83	—	75	—	—
Cash dividends declared on common ($.76 per share)	—	—	(116,947)	—	—	—
Acquisition of treasury stock	—	—	—	(70,731)	—	—
Allocation of ESOP shares	—	3,163	—	—	—	3,430
Net tax benefit related to stock option plans and ESOP	—	9,742	—	—	—	—

Balances at December 31, 2004	$328,504	$562,969	$1,347,544	$(297,626)	$15,198	$(14,692)

See notes to consolidated financial statements.

Consolidated Statements of Cash Flows

HIBERNIA CORPORATION AND SUBSIDIARIES

Year Ended December 31 ($ in thousands)	2004	2003	2002
Operating activities
Net income	$292,954	$258,336	$249,857
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	48,250	60,050	80,625
Minority interest in net income	76	—	—
Amortization of intangibles and deferred charges	11,420	67,972	57,889
Depreciation and amortization	37,895	33,566	31,449
Non-cash derivative instruments losses (gains), net	1,657	(548)	(609)
Non-cash compensation expense	798	498	886
Premium amortization, net	15,176	27,859	5,640
Realized securities losses, net	20,344	6,811	13,353
Losses (gains) on sales of assets, net	234	(11,861)	(260)
Provision for losses on foreclosed and other assets	552	11,134	912
Decrease in mortgage loans held for sale	149,236	325,385	57,669
Decrease (increase) in deferred income tax asset	(25,193)	(916)	9,929
Net tax benefit related to stock options and the employee
stock ownership plan	9,742	4,210	12,688
Decrease (increase) in interest receivable and other assets	40,594	(17,480)	(16,897)
Increase in interest payable and other liabilities	8,451	1,087	5,236

Net cash provided by operating activities	612,186	766,103	508,367

Investing activities
Purchases of securities available for sale	(2,145,801)	(2,928,633)	(5,464,046)
Proceeds from maturities of securities available for sale	1,844,145	1,729,529	5,098,285
Proceeds from maturities of securities held to maturity	24,344	80,152	109,106
Proceeds from sales of securities available for sale	368,522	503,734	293,837
Net decrease (increase) in loans	(819,672)	(880,404)	3,105
Proceeds from sales of loans	36,639	172,610	21,105
Purchases of loans	(150,501)	(745,730)	(331,670)
Acquisitions, net of cash acquired of $34,111 and $36 for the years ended December 31, 2004 and 2002, respectively	(217,815)	—	(2,464)
Purchases of premises, equipment and other assets	(88,957)	(84,714)	(87,004)
Proceeds from sales of foreclosed assets and excess bank-owned property	9,036	8,499	6,275
Proceeds from sales of premises, equipment and other assets	39,106	10,081	1,021

Net cash used by investing activities	(1,100,954)	(2,134,876)	(352,450)

Financing activities
Net increase in deposits	1,531,669	678,497	527,910
Net increase (decrease) in short-term borrowings	(725,477)	705,354	(177,299)
Proceeds from issuance of debt	703,720	300,000	100,000
Payments on debt	(679,046)	(300,429)	(40,742)
Proceeds from issuance of common stock	39,035	24,382	35,641
Dividends paid	(116,947)	(97,509)	(89,442)
Acquisition of treasury stock	(70,731)	(87,605)	(107,004)

Net cash provided by financing activities	682,223	1,222,690	249,064

Increase (decrease) in cash and cash equivalents	193,455	(146,083)	404,981
Cash and cash equivalents at beginning of year	957,611	1,103,694	698,713

Cash and cash equivalents at end of year	$1,151,066	$957,611	$1,103,694

Supplemental disclosures
Cash paid during the year for:
Interest expense	$247,058	$247,377	$289,533
Income taxes	$168,250	$122,500	$104,750
Non-cash investing and financing activities:
Loans, bank premises and equipment and other assets transferred to foreclosed assets and excess bank-owned property	$6,454	$22,508	$5,970
Acquisitions:
Fair value of assets acquired	$2,751,647	$—	$2,535
Fair value of liabilities assumed	$2,499,721	$—	$35

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements Hibernia Corporation and Subsidiaries

Note 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hibernia Corporation (the Parent Company) is a financial holding company which, through its bank and nonbank subsidiaries, provides a broad array of financial products and services throughout Louisiana, Texas and portions of South Mississippi. The principal products and services offered include retail, small business, commercial, international, mortgage and private banking; leasing; investment banking; corporate finance; treasury management; merchant processing; insurance; and trust and investment management. Hibernia National Bank (the Bank), through a wholly owned subsidiary, also acts as a retail broker, providing access to alternative investment products, including stocks, bonds, mutual funds and annuities.

The accounting principles followed by Hibernia Corporation and Subsidiaries (the Company or Hibernia) and the methods of applying those principles conform with accounting principles generally accepted in the United States and those generally practiced within the banking industry.

CONSOLIDATION

The consolidated financial statements include the accounts of the Parent Company, its wholly owned subsidiaries and a consolidated variable interest entity. The effects of mergers accounted for as purchase transactions have been included from the date of consummation (see Note 2). All significant intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with stated maturities of three months or less when purchased to be cash equivalents.

SHORT-TERM INVESTMENTS

Short-term investments include interest-bearing time deposits in domestic banks, federal funds sold, securities purchased under agreements to resell and trading account assets. Included in trading account assets is an interest-only strip receivable resulting from a loan securitization and securities held by an investment banking subsidiary. Certain short-term investments are considered to be cash equivalents.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities purchased under agreements to resell and securities sold under agreements to repurchase are generally treated as collateralized financing transactions and are recorded at the amounts at which the securities were acquired or sold plus accrued interest. The fair value of securities pledged as collateral under these agreements is continually monitored to ensure protection of the Company’s assets.

SECURITIES

Management determines the appropriate classification of securities (trading, available for sale or held to maturity) at the time of purchase and re-evaluates this classification periodically. Securities classified as trading account assets are held for sale in anticipation of short-term market movements. Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities not classified as held to maturity or trading are classified as available for sale.

Securities classified as trading account assets are carried at market value and are included in short-term investments. Gains and losses, both realized and unrealized, are reflected in earnings as other operating income. Securities classified as held to maturity are stated at amortized cost. Securities classified as available for sale are stated at fair value, with unrealized gains and losses, net of tax, reported in shareholders’ equity and included in other comprehensive income. Securities with limited marketability, such as stocks of the Federal Reserve Bank and Federal Home Loan Bank, are carried at fair value, which approximates cost, and are included in securities available for sale.

The estimated fair value of securities is based on quoted market prices and prices obtained from independent pricing services, when available, or estimated by management for securities for which there is no public market. In establishing values for securities for which there is no public market, including the Company’s private equity portfolio, the Company’s management considers, among other factors, the cost of the investment to the Company, developments since the acquisition of the investment, the financial condition and operating results of the investee, the long-term potential of the business of the investee, recent arm’s-length transactions involving similar securities, and expected initial public offering prices. For these investments, the Company has relied on financial data of the investees and, in many instances, on information from the Board of Directors and management of the investee companies as to the potential effect of future developments.

Note 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The amortized cost of securities classified as held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to maturity or, in the case of mortgage-backed securities, over the estimated life of the security. Amortization, accretion and accruing interest are included in interest income on securities using the level-yield method. Realized gains and losses on sales are included in net securities gains (losses). The cost of securities sold is determined based on the specific identification method.

The Company reviews investment securities for impairment at least quarterly. Impairment is considered to be other-than-temporary if it is likely that all amounts contractually due will not be received for debt securities and when there is no positive evidence indicating that an investment’s carrying amount is recoverable in the near term for equity securities. When impairment is considered other-than-temporary, the cost basis of the security is written down to fair value, with the impairment charge included in earnings in net securities gains (losses). The new cost basis is not changed for subsequent recoveries in fair value. Increases in fair value above cost are reflected net of tax in shareholders’ equity and included in other comprehensive income. In evaluating whether impairment is temporary or other-than-temporary, the Company considers, among other things, the time period the security has been in an unrealized loss position; the financial condition of the issuer and its industry; recommendations of investment advisors; economic forecasts; market or industry trends; changes in tax laws, regulations or other governmental policies significantly affecting the issuer; any downgrades from rating agencies; and any reduction or elimination of dividends. The intent and ability of the Company to hold a security for a period of time sufficient to allow for any anticipated recovery in fair value is also considered.

MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale consist primarily of single-family residential loans collateralized by the underlying property. Mortgage loans held for sale that are covered by forward sales contracts are designated as hedged items. These mortgage loans are carried at cost, adjusted for changes in fair value based on sales commitments or current market quotes after the date of designation as a hedged item. Those loans not designated as hedged items are carried at the lower of aggregate cost or market. Market adjustments and realized gains and losses are classified as noninterest income.

LOANS

Loans are stated at the principal amounts outstanding, less unearned income and the reserve for loan losses. Interest on loans and accretion of unearned income are computed by methods which approximate a level rate of return on recorded principal. Loan origination and commitment fees and certain direct loan origination costs are deferred, and the net amount is amortized as an adjustment of the related loan’s yield over the life of the loan.

A loan’s past due or delinquency status is determined based on its contractual terms. Commercial and small business loans are placed in nonaccrual status at 90 days past due or sooner if, in management’s opinion, there is doubt concerning full collectibility of both principal and interest. Real estate secured consumer loans are placed in nonaccrual status at 180 days past due. All other consumer loans are subject to mandatory charge-off when any payment of principal or interest is more than 120 days delinquent and are therefore not placed in nonaccrual status prior to charge-off. Commercial and small business nonaccrual loans are considered to be impaired in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 114, “Accounting by Creditors for Impairment of a Loan,” when it is probable that all amounts due in accordance with the contractual terms will not be collected. For purposes of determining impairment, consumer loans are collectively evaluated as they are considered to be comprised of large groups of smaller-balance homogeneous loans and therefore are not individually evaluated for impairment under the provisions of SFAS No. 114. Nonaccrual loans are charged off when deemed uncollectible by management. Interest payments received on nonaccrual loans are applied to principal if there is doubt as to the collectibility of the principal; otherwise, these receipts are recorded as interest income. A loan remains in nonaccrual status until it is current as to principal and interest, and the borrower demonstrates the ability to fulfill the contractual obligation.

RESERVE FOR LOAN LOSSES

The reserve for loan losses is maintained to provide for probable credit losses related to specifically identified loans and for losses inherent in the loan portfolio that have been incurred as of the balance sheet date. The reserve is comprised of specific reserves, general reserves and an unallocated reserve. Specific reserves are assessed for each loan that is reviewed for impairment or for which a probable loss has been identified. The reserve related to loans that are identified as impaired is based on discounted expected future cash flows (using the loan’s initial effective interest rate), the observable market value of the loan, or the estimated fair value of the collateral for certain collateral dependent loans. Factors contributing to the determination of specific reserves include the financial condition of the borrower, changes in the value of pledged collateral and general economic conditions.

General reserves are established based primarily on historical charge-offs, considering factors which include risk rating, industry concentration and loan type, with the most recent charge-off experience weighted more heavily. These general reserves are then adjusted for other factors which could include the impact of expected losses, including the lagging impact of historical charge-off ratios in periods where future charge-offs are expected to increase or decrease significantly. In addition, management considers trends in delinquencies and nonaccrual loans, industry concentration, the volatility of risk ratings and the evolving portfolio mix in terms of collateral, relative loan size, the degree of seasoning in the various loan products and loans recently acquired through mergers. Changes in underwriting standards, credit administration and collection, regulation and other factors which impact the credit quality and collectibility of the loan portfolio are also considered, as well as the results of loan reviews performed by internal and external examiners. The unallocated reserve, which is judgmentally determined, generally serves to compensate for the uncertainty in estimating loan losses, particularly in times of changing economic conditions, and considers the possibility of improper risk ratings and possible over- or under-allocations of specific reserves.

The reserve for loan losses is based on management’s estimate of probable credit losses inherent in the loan portfolio; actual credit losses may vary from the current estimate. The reserve for loan losses is reviewed periodically, taking into consideration the risk characteristics of the loan portfolio, past charge-off experience, general economic conditions and other factors that warrant current recognition. As adjustments to the reserve for loan losses become necessary, they are reflected as a provision for loan losses in current earnings. Actual loan charge-offs are deducted from and subsequent recoveries are added to the reserve.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed primarily using the straight-line method over the estimated useful lives of the assets, which generally are 10 to 20 years for buildings and 3 to 10 years for equipment, and over the shorter of the lease terms or the estimated lives of leasehold improvements.

CUSTOMERS’ ACCEPTANCE LIABILITIES AND LIABILITY ON ACCEPTANCES

Customers’ acceptance liabilities are recorded when funds are payable to another financial institution on behalf of the Company’s customer. At the time the amount is determined to be payable (due to a triggering event such as delivery of goods), a liability on acceptances is recorded to reflect the amount payable, offset with a customers’ acceptance liability receivable from the customer. Prior to the triggering event, the contractual amount of the agreement is included in standby letters of credit.

FORECLOSED ASSETS AND EXCESS BANK-OWNED PROPERTY

Foreclosed assets include real estate and other collateral acquired upon the default of loans. Foreclosed assets and excess bank-owned property are recorded at the fair value of the assets less estimated selling costs. The initial reduction of an outstanding loan amount to fair value upon transfer to foreclosed assets is deducted from the reserve for loan losses. Losses arising from the transfer of premises and equipment and other assets to excess bank-owned property or foreclosed assets are charged to expense. A valuation reserve for foreclosed assets and excess bank-owned property is maintained for subsequent valuation adjustments on a specific-property basis. Income and expenses associated with foreclosed assets and excess bank-owned property prior to sale are included in noninterest expense.

GOODWILL AND OTHER PURCHASE ACCOUNTING INTANGIBLES

Under the purchase method of accounting, in accordance with SFAS No. 141, “Business Combinations,” the purchase price in an acquisition is allocated to the estimated fair value of the assets acquired and liabilities assumed, including identifiable intangible assets. The excess of costs over the fair value of the net assets acquired is recorded as goodwill. The Company accounts for excess costs of net assets acquired in purchase transactions (goodwill) and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” In accordance with these rules, goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to impairment tests. Impairment testing is a two-step process that first compares the fair value of a reporting unit with its carrying amount, and second, if necessary, measures impairment loss by comparing the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill. The Company’s reporting units are operating segments as defined by SFAS No. 131, “Disclosure about Segments of an Enterprise and Related Information.” The Company’s reporting units are based on lines of business. Assets and liabilities are allocated to reporting units using the Company’s internal management reporting system. Goodwill is allocated directly to these reporting units, when applicable, or based on the allocation of loans to the reporting segments for each region in which the goodwill originated. When quoted market prices are not available for assets and liabilities, fair values are based on estimates using present value or other valuation techniques. These impairment tests are performed at a reporting unit level annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. To the extent that impairment exists, write-downs to realizable value are recorded. Purchased intangible assets with finite useful lives are amortized using various methods over the period which each such asset is expected to contribute directly to the future cash flows of the Company.

Note 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

TRANSFERS AND SERVICING OF FINANCIAL ASSETS

The Company sells mortgage and other loans through secondary market securitizations. A transfer of financial assets is accounted for as a sale when control is surrendered over the asset transferred. Control is considered surrendered when 1) the transferred assets have been isolated from the transferor; 2) each transferee has the right to pledge or exchange the asset; and 3) the transferor does not maintain effective control over the assets either through any agreement that entitles or obligates the transferor to repurchase the assets or through the ability to unilaterally cause the holder to return specific assets. Upon consummation of the sale, the securitized loans are removed from the balance sheet and a gain or loss on the sale is recognized. If the securitized asset is retained rather than sold, the asset is reclassified on the balance sheet and no gain or loss is recognized.

The Company may retain residual interests in the securitized and sold assets, which may take the form of an interest-only strip receivable, a cash reserve account (securitization proceeds receivable) or a servicing asset. Gains and losses on sales of loans depend in part on the previous carrying amount of the financial assets involved in the transfer. These carrying amounts are allocated between the assets sold and the retained interests based on their relative fair values at the date of transfer. The fair value of retained interests are determined using quoted market prices, if available, or estimated based on the present value of expected future cash flows using management’s estimates of key assumptions. Key assumptions may include credit losses, prepayment speeds and discount rates commensurate with the risks involved.

Interest-only strip receivables are carried at fair value in trading account assets. Cash receipts are applied as a reduction of the balance. Securitization proceeds receivable are included in other assets. Changes in the fair value of retained interests are recorded as other operating income.

A servicing asset is recorded when the right to service loans for others is acquired through a purchase or retained upon the sale of loans. The fair value of capitalized servicing rights is based upon the present value of estimated future cash flows. Based upon current fair values, capitalized servicing rights are periodically assessed for impairment. To the extent that temporary impairment exists, write-downs are recognized in current earnings as an adjustment to the corresponding valuation allowance. Other-than-temporary impairment is recognized through a write-down of the asset with a corresponding reduction in the valuation allowance. Impairment is considered to be other-than-temporary when the Company determines that the carrying value is expected to continue to exceed the fair value for an extended period of time based on forecasted assumptions, including expected interest rate levels and prepayment speeds. For purposes of performing an impairment evaluation, the portfolio is stratified on the basis of certain risk characteristics including loan type and interest rate. Capitalized servicing rights are amortized over the period of estimated net servicing income, which considers appropriate prepayment assumptions.

RESERVE FOR LENDING RELATED COMMITMENTS

The Company maintains an allowance to cover probable credit losses inherent in lending related commitments, which include unfunded commitments to extend credit, letters of credit, financial guarantees (standby letters of credit) and derivative instruments. On December 31, 2004, this allowance was transferred from the reserve for loan losses to other liabilities. The adequacy of the reserve is assessed on a basis consistent with that of funded transactions. Prior to December 31, 2004, increases or decreases to this reserve were included in the provision for loan losses. Subsequent increases or decreases are reflected in noninterest expense.

TAXES

The Parent Company and its subsidiaries file a consolidated federal income tax return. The Company accounts for income taxes using the liability method. Temporary differences occur between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are recorded for these differences based on enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Hibernia National Bank is subject to a Louisiana shareholders’ tax, which is based partly on income. The income portion is reported as state income tax. In addition, certain subsidiaries of the Parent Company and Hibernia National Bank are subject to Louisiana state income and franchise tax. The Texas operations of Hibernia National Bank and other subsidiaries of the Parent are subject to Texas franchise tax.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company may enter into derivative contracts for the purposes of managing exposure to interest rate or foreign exchange risk or to meet the financing needs of its customers.

For derivatives designated as hedging the exposure to changes in the fair value of an asset or liability (fair value hedge), the gain or loss is recognized in earnings in the period of the fair value change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. Earnings will be affected to the extent to which the hedge is not effective in achieving offsetting changes in fair value. For derivatives designated as hedging exposure to variable cash flows of a forecasted transaction (cash flow hedge), the effective portion of the derivative’s gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings or in certain circumstances, when the hedge is terminated. The ineffective portion of the gain or loss is reported in earnings immediately. For derivatives that are not designated as hedging instruments, changes in the fair value of the derivatives are recognized in earnings immediately.

Note 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In applying hedge accounting for derivatives, the Company establishes a method for assessing the effectiveness of the hedging derivative and a measurement approach for determining the ineffective aspect of the hedge upon the inception of the hedge. These methods are consistent with the Company’s approach to managing risk.

STOCK OPTIONS

The Company provides stock-based compensation under plans which grant stock options to employees and directors (see Note 16). SFAS No. 123, “Accounting for Stock-Based Compensation,” defines financial accounting and reporting standards for stock-based compensation plans using a fair-value-based method of accounting for stock-based compensation. However, SFAS No. 123 also allows an entity to measure stock-based compensation cost using the intrinsic value method of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees.” The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25. In accordance with APB Opinion No. 25, compensation expense relating to stock options is not reflected in net income provided the exercise price of the stock options granted equals or exceeds the market value of the underlying common stock at the date of the grant. The Company’s practice has been to grant options at no less than the fair market value of the stock at the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 for stock options.

	Year ended December 31
($ in thousands, except per share data)	2004	2003	2002
Reported net income	$292,954	$258,336	$249,857
Deduct: Stock option compensation expense under the fair value method, net of related tax effect (see Note 16)	(7,510)	(6,021)	(6,065)

Pro forma net income	$285,444	$252,315	$243,792

Reported net income per common share	$1.90	$1.67	$1.59

Pro forma net income per common share	$1.86	$1.63	$1.55

Reported net income per common share - assuming dilution	$1.86	$1.64	$1.56

Pro forma net income per common share - assuming dilution	$1.81	$1.60	$1.52

The fair values of the options were estimated using a Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. The option valuation model requires the input of highly subjective assumptions, including the expected stock price volatility. Changes in subjective input assumptions can materially affect the fair value estimate.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The determination of the allowance for loan losses, the valuation of mortgage servicing rights, the allocation of the purchase price in acquisitions and judgments regarding goodwill impairment are particularly critical because they involve a higher degree of complexity and subjectivity and require estimates and assumptions about uncertain matters. Actual results could differ from those estimates.

RECLASSIFICATION

Certain items included in the consolidated financial statements for 2003 and 2002 have been reclassified to conform with the 2004 presentation.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2004, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin 105 (SAB 105), “Application of Accounting Principles to Loan Commitments.” SAB 105 informs registrants of the SEC staff’s view on the accounting for loan commitments that are subject to SFAS No. 133 Implementation Issue No. C13, which includes the Company’s mortgage loan interest rate lock commitments. Under the Company’s previous accounting policy, an asset was recorded upon inception of the commitment based on projected revenues, net of expenses, and adjusted upward or downward depending on whether interest rates had decreased or increased from the date of commitment to the valuation date. Under the new guidance, expected future cash flows from servicing rights must be excluded from projected net revenues. SAB 105 was effective for loan commitments entered into after March 31, 2004 that are accounted for as derivatives. The adoption of this guidance did not have a material impact on the financial condition or the operating results of the Company.

Note 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R)). This statement is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Shares Issued to Employees,” and related implementation guidance. This statement eliminates the alternative to use APB Opinion No. 25’s intrinsic value method of accounting that was provided in SFAS No. 123, as originally issued. As a result, this statement requires a public entity to measure the cost of employee services received in exchange for an award of equity based instruments based on the grant-date fair value of the award and recognize the cost over the period during which an employee is required to provide service in exchange for the award. In addition, this statement amends the treatment of award forfeitures and the accounting for the tax effects of share–based compensation awards. SFAS 123(R) is effective at the beginning of the first interim or annual period beginning after June 15, 2005 and applies to all awards granted, modified, repurchased or cancelled after that date. The Company anticipates that the adoption of SFAS No. 123(R) will decrease 2005 after tax net income per common share – assuming dilution by approximately $0.05 if the modified retrospective application is applied for periods prior to July 1, 2005.

Note 2 MERGERS

On May 13, 2004, the Company purchased all of the outstanding stock and options of Coastal Bancorp, Inc. (Coastal) for $231,014,000 in cash (including tax withholding). Coastal was the parent of Coastal Banc Holding Company, Inc., which owned Coastal Banc ssb, a Texas-chartered FDIC-insured state savings bank headquartered in Houston, Texas. This transaction significantly increased the Company’s presence in the Houston area and provided entry into Austin, Corpus Christi, the Rio Grande Valley and other communities in South Texas.

The acquisition was accounted for as a purchase in accordance with SFAS No. 141, “Business Combinations.” Under the purchase method of accounting, the purchase price was allocated to the assets acquired and the liabilities assumed based on their estimated fair values as of the purchase date. At May 13, 2004, the Company recorded fair values of $1,957,767,000 in loans, $2,738,087,000 in total assets, $1,695,936,000 in deposits and $2,498,754,000 in total liabilities. The excess of cost over the fair value of the net assets acquired (goodwill) totaled $116,934,000. Coastal goodwill was allocated to the Company’s reportable segments as follows: Consumer - $60,277,000, Small Business - $35,155,000 and Commercial - $21,502,000. In accordance with SFAS No. 142, the carrying amount of goodwill will not be amortized but will be subject to annual impairment testing. In addition, a core deposit intangible of $23,596,000 was recorded and is being amortized on an accelerated basis over 10 years. The results of operations of Coastal have been included in the Company’s consolidated financial statements since the date of acquisition.

Unaudited pro forma consolidated operating results giving effect to the purchase of Coastal as if the transaction had occurred at the beginning of each period presented is included in the table below. These pro forma results combine historical results of Coastal into the Company’s operating results, with certain adjustments made for the estimated impact of purchase accounting adjustments and acquisition funding. In addition, pro forma information does not include the effect of anticipated savings resulting from the merger. Unaudited pro forma data is not necessarily indicative of the results that would have occurred had the acquisition taken place at the beginning of the periods presented or of future results.

	Year Ended December 31
($ in thousands, except per-share data)	2004	2003	2002
Net interest and noninterest income	$1,437,241	$1,393,565	$1,443,608
Net income	$295,965	$271,776	$267,475
Net income per common share	$1.92	$1.76	$1.71
Net income per common share - assuming dilution	$1.88	$1.72	$1.67

Included in the 2004 results are $6,448,000 of merger related expenses incurred by the Company. These merger-related expenses include items such as salaries and benefits, occupancy and equipment, data processing, advertising and other expenses associated with the merger and integration of Coastal.

On April 28, 2004, Hibernia National Bank, a subsidiary of Hibernia Corporation, purchased 50% of the outstanding shares of The MerchantNet.com Corporation (MerchantNet), with an option to purchase the remaining 50% at a later date. MerchantNet is a provider of payment solutions for merchants and is currently doing business under the name “Hibernia Merchant Services.” MerchantNet is included in the Company’s consolidated financial statements as it meets the definition of a variable interest entity and the Company is the primary beneficiary as defined in Financial Accounting Standards Board Interpretation (FIN) No. 46(R), “Consolidation of Variable Interest Entities.” The transaction was accounted for as a purchase in accordance with SFAS No. 141. The purchase price of $12,500,000 was allocated to the assets acquired and liabilities assumed based on their estimated fair values, resulting in goodwill totaling $11,393,000, which is included in the Company’s Commercial segment. In addition, a customer list intangible of $1,845,000 was recorded and is being amortized on an accelerated basis over 10 years. The results of MerchantNet’s operations have been included in the Company’s consolidated financial statements since the date of acquisition. Because the Company does not own 100% of MerchantNet, a liability for the minority ownership interest of the entity is included in other liabilities in the consolidated balance sheets and the net income relating to the minority interest, net of income tax, is deducted as a single line item in the consolidated income statements. Pro forma results of operations have not been presented as the effect of the MerchantNet acquisition was not considered material to the operations of the Company.

On April 1, 2002, the Company purchased Friedler/LaRocca Financial Partners, L.L.C. (Friedler/LaRocca), a firm specializing in life insurance and other financial services for wealthy clients, for a total purchase price of $2,500,000. Under the purchase method of accounting, the assets and liabilities of the purchased company were adjusted to their estimated fair values as of the purchase date. Pro forma results of operations have not been presented as the effect of the Friedler/LaRocca acquisition was not considered material to the operations of the Company.

Note 3 CASH AND CASH EQUIVALENTS

The following is a summary of cash and cash equivalents.

	December 31
($ in thousands)	2004	2003
Cash and due from banks	$612,872	$699,060
Federal funds sold	431,500	10,302
Securities purchased under agreements to resell	90,000	235,000
Interest-bearing time deposits in domestic banks	16,694	13,249

Total cash and cash equivalents	$1,151,066	$957,611

Note 4 SECURITIES

The following is a summary of securities classified as available for sale and held to maturity.

	December 31, 2004
($ in thousands)	Amortized Cost	Fair Value	Unrealized Gains	Unrealized Losses
Available for sale:
U.S. Treasuries	$30,364	$30,222	$—	$142
U.S. government agencies:
Mortgage-backed securities	3,483,752	3,494,482	21,002	10,272
Bonds	634,070	634,240	1,740	1,570
Stocks	63,840	57,200	—	6,640
States and political subdivisions	94,234	99,345	5,122	11
Other	208,979	208,851	274	402

Total securities available for sale	$4,515,239	$4,524,340	$28,138	$19,037

Held to maturity:
U.S. government agencies:
Mortgage-backed securities	$35,819	$36,564	$748	$3

Total securities held to maturity	$35,819	$36,564	$748	$3

Note 4 SECURITIES (continued)

	December 31, 2003
($ in thousands)	Amortized Cost	Fair Value	Unrealized Gains	Unrealized Losses
Available for sale:
U.S. Treasuries	$30,680	$31,209	$529	$—
U.S. government agencies:
Mortgage-backed securities	2,748,486	2,761,905	23,578	10,159
Bonds	764,564	765,780	10,457	9,241
Stocks	67,832	67,832	—	—
States and political subdivisions	124,940	133,242	8,319	17
Other	107,878	106,502	184	1,560

Total securities available for sale	$3,844,380	$3,866,470	$43,067	$20,977

Held to maturity:
U.S. government agencies:
Mortgage-backed securities	$60,209	$61,633	$1,427	$3

Total securities held to maturity	$60,209	$61,633	$1,427	$3

The following is a summary of realized gains and losses from sales and writedowns due to other–than–temporary impairment of securities available for sale.

	Year Ended December 31
($ in thousands)	2004	2003	2002
Realized gains	$3,566	$10,887	$689
Realized losses	(18,403)	(5,403)	(25)
Writedowns due to other–than–temporary impairment	(5,507)	(12,295)	(14,017)

Securities losses, net	$(20,344)	$(6,811)	$(13,353)

Included in realized gains and losses are gains and losses on sales of private equity securities. Private equity gains totaled $1,501,000, $725,000 and $497,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Private equity losses totaling $76,000 were incurred during 2004. Included in writedowns due to other-than-temporary impairment are losses associated with private equity securities totaling $1,515,000, $128,000 and $14,017,000 for the years ended December 31, 2004, 2003 and 2002, respectively. Private equity securities totaled $3,932,000 and $7,032,000 at December 31, 2004 and 2003, respectively.

The following is a summary of securities in an unrealized loss position at December 31, 2004 and 2003, by category and length of time that the individual securities have been in a continuous unrealized loss position.

	December 31, 2004
	Less than 12 Months		12 Months or Longer		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available for sale:
U.S. Treasuries	$30,222	$142	$—	$—	$30,222	$142
U.S. government agencies:
Mortgage-backed securities	935,560	6,969	368,389	3,303	1,303,949	10,272
Bonds	300,847	1,545	223	25	301,070	1,570
Stocks	57,200	6,640	—	—	57,200	6,640
States and political subdivisions	2,742	2	246	9	2,988	11
Other	20,813	75	8,419	327	29,232	402

Total temporarily impaired available for sale	$1,347,384	$15,373	$377,277	$3,664	$1,724,661	$19,037

Held to maturity:
U.S. government agencies:
Mortgage-backed securities	$—	$—	$300	$3	$300	$3

Total temporarily impaired held to maturity	$—	$—	$300	$3	$300	$3

Note 4 SECURITIES (continued)

	December 31, 2003
	Less than 12 Months		12 Months or Longer		Total
($ in thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Available for sale:
U.S. government agencies:
Mortgage-backed securities	$1,041,412	$10,045	$4,954	$114	$1,046,366	$10,159
Bonds	186,531	9,240	47	1	186,578	9,241
States and political subdivisions	34	6	463	11	497	17
Other	4,929	85	7,032	1,475	11,961	1,560

Total temporarily impaired available for sale	$1,232,906	$19,376	$12,496	$1,601	$1,245,402	$20,977

Held to maturity:
U.S. government agencies:
Mortgage-backed securities	$857	$3	$—	$—	$857	$3

Total temporarily impaired held to maturity	$857	$3	$—	$—	$857	$3

Included in U.S. government agency securities available for sale at December 31, 2004 are 26 individual debt securities which have been in a continuous unrealized loss position for 12 months or longer. These securities had fair values totaling $368,612,000 and unrealized losses totaling $3,328,000 at December 31, 2004. Included in states and political subdivisions securities available for sale is one individual debt security which has been in a continuous unrealized loss position for 12 months or longer. This security had a fair value of $246,000 and an unrealized loss of $9,000 at December 31, 2004. These U.S. government agency and municipal debt securities are primarily fixed rate securities that were acquired in a low interest rate environment. Interest rates have risen since acquisition causing the value of the debt securities to decline.

Included in other securities available for sale at December 31, 2004 are two private equity securities which have been in a continuous unrealized loss position for 12 months or longer. These securities had fair values totaling $3,519,000 and unrealized losses totaling $227,000 at December 31, 2004. These securities consist of equity interests in limited partnerships that invest in various other companies. One partnership has been impaired since 2001; however, the Company has recorded other-than-temporary impairment on a portion of this investment during this period of impairment, as information indicated that the impairment would not be recoverable. The other partnership has been impaired since the third quarter of 2002. In establishing the fair value of these investments, the Company’s management considers, among other factors, the cost of the investment to the Company, developments since the acquisition of the investment, the financial condition and operating results of the investee, the long-term potential of the business of the investee, recent arm’s length transactions involving similar securities, and expected initial public offering prices. There is no public market for these private equity investments and the Company, in making its valuations, has relied on financial data of the investees and, in many instances, on information from the Board of Directors and management of the investee companies as to the potential effect of future developments. Based on all information available, including financial and other information provided by the investee, the Company considers this impairment to be temporary.

Also included in other securities at December 31, 2004 is a mutual fund with a fair value of $4,900,000 and an unrealized loss of $100,000. This mutual fund is a private, closed-end fund which invests in mortgage-backed securities in pre-defined areas. These mortgage-backed securities were acquired in a low interest rate environment. As interest rates have risen, the value of these securities has declined.

The Company considers the impairment on the available for sale securities that are in unrealized loss positions to be temporary. The Company believes that it will collect all amounts contractually due and recover its net investment, and that it has the intent and the ability to hold these securities until the fair value is at least equal to the carrying value.

Included in U.S. government agency securities held to maturity at December 31, 2004 is one individual debt security which has been in a continuous unrealized loss position for 12 months or longer. This security had a fair value of $300,000 and an unrealized loss of $3,000 at December 31, 2004. The Company believes it will collect all amounts contractually due on this security as it will be held until maturity.

Note 4 SECURITIES (continued)

Securities with carrying values of $3,936,867,000 and $3,682,617,000 at December 31, 2004 and 2003, respectively, were pledged to secure public or trust deposits or were sold under repurchase agreements. The following is a summary of pledged securities.

	December 31
($ in thousands)	2004	2003
Available for sale:
U.S. Treasuries	$30,222	$31,209
U.S. government agencies:
Mortgage-backed securities	3,154,947	2,701,056
Bonds	628,577	764,500
States and political subdivisions	87,293	125,610
Other	9	33

Total available for sale	3,901,048	3,622,408

Held to maturity:
U.S. government agencies:
Mortgage-backed securities	35,819	60,209

Total held to maturity	35,819	60,209

Total carrying value of pledged securities	$3,936,867	$3,682,617

The amortized cost and estimated fair value by maturity of securities are shown in the following table. Securities are classified according to their contractual maturities without consideration of principal amortization, potential prepayments or call options. Accordingly, actual maturities may differ from contractual maturities.

	December 31, 2004
($ in thousands)	Amortized Cost	Fair Value
Available for sale:
Due in 1 year or less	$279,906	$273,225
Due after 1 year through 5 years	224,398	224,803
Due after 5 years through 10 years	650,275	650,945
Due after 10 years	3,360,660	3,375,367

Total securities available for sale	$4,515,239	$4,524,340

Held to maturity:
Due after 1 years through 5 years	$303	$300
Due after 5 years through 10 years	8,549	8,713
Due after 10 years	26,967	27,551

Total securities held to maturity	$35,819	$36,564

Note 5 LOANS

The following is a summary of commercial and small business loans classified by repayment source and consumer loans classified by type.

	December 31
($ in thousands)	2004	2003
Commercial:
Commercial and industrial	$1,240,460	$1,051,349
Real estate	1,089,763	590,784
Services industry	728,171	699,253
Health care	207,703	237,162
Transportation, communications and utilities	141,389	141,978
Energy	433,252	387,514
Other	157,172	126,138

Total commercial	3,997,910	3,234,178

Small Business:
Commercial and industrial	883,595	725,495
Real estate	836,935	604,777
Services industry	755,292	654,871
Health care	229,833	188,234
Transportation, communications and utilities	109,163	99,501
Energy	49,523	29,612
Other	376,794	340,412

Total small business	3,241,135	2,642,902

Consumer:
Residential mortgages:
First mortgages	4,201,076	3,151,076
Junior liens	359,578	369,582
Real estate secured revolving credit	853,538	646,168
Indirect	2,422,919	2,234,653
Revolving credit:
Secured	9,734	11,758
Unsecured	120,378	106,659
Other:
Secured	271,298	309,327
Unsecured	241,650	176,683

Total consumer	8,480,171	7,005,906

Total loans	$15,719,216	$12,882,986

The following is a summary of nonperforming loans, foreclosed assets and excess bank-owned property.

	December 31
($ in thousands)	2004	2003
Nonaccrual loans	$65,086	$55,576
Restructured loans	—	—

Nonperforming loans	65,086	55,576

Foreclosed assets	11,685	11,512
Excess bank-owned property	986	678

Total nonperforming assets	$77,757	$67,766

Loans 90 days or more past due and still accruing	$9,569	$7,730

Note 5 LOANS (continued)

At December 31, 2004 and 2003, the recorded investment in loans that were considered to be impaired was $47,354,000 and $43,107,000, respectively. Included in the 2004 and 2003 amounts were $33,763,000 and $27,008,000, respectively, of impaired loans for which the related reserve for loan losses was $3,985,000 and $3,367,000, respectively. At

December 31, 2004 and 2003, impaired loans that did not require a reserve for loan losses amounted to $13,591,000 and $16,099,000, respectively. The average recorded investment in impaired loans during the years ended December 31, 2004, 2003 and 2002 was approximately $46,640,000, $42,851,000 and $55,205,000, respectively.

The amount of interest income actually recognized on nonperforming loans during 2004, 2003 and 2002 was approximately $2,547,000, $962,000 and $903,000, respectively, substantially all of which related to impaired loans. The amount of interest income that would have been recorded during 2004, 2003 and 2002 if these loans had been current in accordance with their original terms was approximately $5,038,000, $4,885,000 and $5,322,000, respectively. Interest payments received on impaired loans are applied to principal if there is doubt as to the collectibility of the principal; otherwise, these receipts are recorded as interest income.

The following is a summary of activity in the reserve for loan losses.

	Year Ended December 31
($ in thousands)	2004	2003	2002
Balance at beginning of year	$213,275	$212,765	$195,766
Loans charged off	(62,606)	(73,271)	(79,835)
Recoveries	13,819	13,731	16,209

Net loans charged off	(48,787)	(59,540)	(63,626)

Provision for loan losses	48,250	60,050	80,625
Addition due to purchase transaction	20,836	—	—
Transfer to a reserve for lending related commitments	(6,000)	—	—

Balance at end of year	$227,574	$213,275	$212,765

On December 31, 2004, the Company transferred its reserve for lending related commitments from the reserve for loan losses to other liabilities. This reserve is maintained to cover probable credit losses inherent in lending related commitments, which include unfunded commitments to extend credit, letters of credit, financial guarantees (standby letters of credit) and derivative instruments.

Note 6 LOAN SECURITIZATIONS

In June 2001, the Company sold fixed-rate indirect automobile loans totaling $592,177,000 in a securitization transaction. Under the terms of the agreement, the Company received annual servicing fees of approximately one percent of the outstanding balance of the automobile loans and maintained the option to repurchase the loans when the outstanding principal balance reached 10% of the original principal balance. The fair value of the retained interests at the date of the securitization included an interest-only strip receivable of $24,648,000, recorded as a trading asset, and a cash reserve account (securitization proceeds receivable) of $20,494,000, included in other assets. In August 2004, the Company exercised its option to repurchase the outstanding indirect auto loans, which totaled $58,225,000. The repurchase transaction resulted in a gain of $651,000, which was deferred and is being amortized as an adjustment to interest income on the loans over the estimated life of the repurchased portfolio. During 2004, $182,000 of this deferred gain was recognized as income.

At December 31, 2003, the outstanding principal balance of the securitized automobile loans totaled $111,062,000, of which $279,000 was past due 90 days or more. Net charge-offs on the securitized automobile loans totaled $941,000 and $2,982,000 during 2004 (through the repurchase date) and 2003, respectively. The related interest-only strip totaled $3,226,000 and the securitization proceeds receivable totaled $28,743,000 at December 31, 2003. Cash flows consisted of $625,000, $1,930,000 and $3,714,000 of servicing income and $224,000, $342,000 and $482,000 of interest on the securitization proceeds receivable in 2004, 2003 and 2002, respectively. The securitization proceeds receivable was increased by $1,560,000 and $3,644,000 during 2003 and 2002, respectively. Additionally, excess cash flows of $2,181,000, $5,634,000 and $12,103,000 were applied to reduce the balance of the interest-only strip receivable during 2004, 2003 and 2002, respectively. The retained interests were liquidated upon the repurchase of the outstanding loan balances in 2004, resulting in a cash receipt of $30,482,000.

Note 6 LOAN SECURITIZATIONS (continued)

From 1999 through 2001, the Company securitized and retained portions of its first residential mortgage loans with recourse provisions through the Federal National Mortgage Association (FNMA). The loans were reclassified to investment securities, which resulted in the retention of 100% of the interests in the securitizations. Under the recourse provisions with FNMA, the Company assumes the risk of borrower default and has established reserves to cover potential losses. For loans reclassified as available for sale securities, a servicing rights asset was recorded and is being amortized over the period of net servicing income. A servicing rights asset was not recorded on the loans reclassified as held to maturity securities. The balance of these securitized loans, which are serviced by the Bank, totaled $71,255,000 and $115,937,000 at December 31, 2004 and 2003, respectively. Included in these balances are securitized loans 90 days or more past due of $591,000 and $349,000 at December 31, 2004 and 2003, respectively. Certain individual securities from these securitizations have been sold from the available for sale portfolio and control over these assets was surrendered. For securities that were sold, the remaining interests consist only of the servicing rights asset and the recourse provision. Investment securities resulting from mortgage loan securitizations had carrying values of $5,229,000 and $8,884,000 in securities available for sale at December 31, 2004 and 2003, respectively, and $35,819,000 and $60,209,000 in securities held to maturity at December 31, 2004 and 2003, respectively.

Note 7 PREMISES AND EQUIPMENT

The following tables detail premises and equipment and related depreciation and amortization expense.

($ in thousands)	December 31
	2004	2003
Land	$83,487	$55,966
Buildings	242,623	205,203
Leasehold improvements	45,589	38,096
Furniture and equipment	230,588	198,726

	602,287	497,991
Less accumulated depreciation and amortization	(308,931)	(280,592)

Total premises and equipment	$293,356	$217,399

($ in thousands)	Year Ended December 31
	2004	2003	2002
Provisions for depreciation and amortization included in:
Occupancy expense	$11,313	$10,108	$10,153
Equipment expense	20,509	17,770	15,637

Total depreciation and amortization expense	$31,822	$27,878	$25,790

Note 8 GOODWILL AND OTHER INTANGIBLE ASSETS

The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Under these rules, goodwill and intangible assets deemed to have indefinite lives are not amortized, but are subject to annual impairment tests. Other intangible assets are amortized over their useful lives.

The carrying amount of goodwill not subject to amortization totaled $337,441,000 and $209,114,000 at December 31, 2004 and 2003, respectively, which was net of accumulated amortization of $66,914,000. At December 31, 2004, goodwill is included in the Company’s reportable segments as

Note 8 GOODWILL AND OTHER INTANGIBLE ASSETS (continued)

follows: Consumer - $162,767,000; Small Business - $83,495,000; Commercial - $91,171,000; and Investments and Public Funds - $8,000. The Company performed annual impairment tests as of September 30, 2004 and 2003, which did not indicate impairment of the Company’s recorded goodwill. Management is not aware of any changes in circumstances since the impairment testing that would indicate that goodwill might be impaired.

The Company records purchase accounting intangible assets that consist of core deposit intangibles, trust intangibles and customer lists intangibles, which are subject to amortization. These include both contractual and noncontractual customer relationships. The core deposit and trust intangibles reflect the value of deposit and trust customer relationships which arose from the purchases of financial institutions. The customer lists intangibles represent the purchase of customer lists and contracts from a merchant processing company and individual insurance agents or agencies. The following table summarizes the Company’s purchase accounting intangible assets included in other intangible assets.

	December 31, 2004			December 31, 2003
($ in thousands) Purchase accounting intangibles	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Core deposit	$59,748	$35,445	$24,303	$36,152	$31,925	$4,227
Trust	17,059	13,839	3,220	17,059	11,692	5,367
Customer lists	6,260	2,086	4,174	4,458	1,390	3,068

Total	$83,067	$51,370	$31,697	$57,669	$45,007	$12,662

Amortization expense relating to purchase accounting intangibles totaled $6,442,000, $5,055,000 and $5,940,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The weighted-average amortization period of these assets is 9 years. Estimated future amortization expense is as follows: 2005 - $6,638,000; 2006 - $4,938,000; 2007 - $3,355,000; 2008 - $3,048,000; 2009 - $2,924,000; and thereafter - $10,794,000. These estimates do not assume the addition of any new purchase accounting intangibles.

Also included in other intangible assets are capitalized mortgage servicing rights with net carrying amounts of $1,631,000 and $118,334,000 at December 31, 2004 and 2003, respectively. The carrying amount at December 31, 2003 is net of a reserve for temporary impairment of $31,121,000. Amortization expense of mortgage servicing rights and the net reversal of (provision for) temporary impairment are recorded in noninterest income.

During 2004, the Company sold substantially all of its mortgage servicing portfolio (including excess servicing) for $123,983,000. The net carrying value of the capitalized mortgage servicing rights sold was $120,164,000. Excess servicing rights (which are included in other assets) with a net carrying value of $1,899,000 were included in this transaction. After recording expenses of $3,828,000 associated with the sale, the transaction resulted in a net loss of $1,908,000.

The following is a summary of the activity in capitalized mortgage servicing rights net of the valuation reserve for temporary impairment.

	Year Ended December 31
($ in thousands)	2004	2003	2002
Mortgage servicing rights at beginning of year	$149,455	$152,903	$95,022
Additions	10,327	66,869	86,652
Acquired in merger	2,299	—	—
Amortization expense	(23,089)	(44,438)	(28,771)
Other-than-temporary impairment	(8,007)	(25,879)	—
Sales	(129,354)	—	—

Mortgage servicing rights at end of year	1,631	149,455	152,903

Valuation reserve for temporary impairment at beginning of year	(31,121)	(38,500)	(15,301)
Reversal of (provision for) temporary impairment, net	14,000	(18,500)	(23,199)
Other-than-temporary impairment	8,007	25,879	—
Reversal due to sales	9,114	—	—

Valuation reserve for temporary impairment at end of year	—	(31,121)	(38,500)

Mortgage servicing rights, net at end of year	$1,631	$118,334	$114,403

Note 9 TIME DEPOSITS

At December 31, 2004, time deposits with a remaining maturity of one year or more amounted to $2,433,346,000. Maturities of all time deposits are as follows: 2005 - $3,918,039,000; 2006 - $670,357,000; 2007 - $656,828,000; 2008 - $244,588,000; 2009 - $378,238,000; and thereafter - $483,335,000.

Domestic certificates of deposit of $100,000 or more amounted to $2,185,998,000 and $1,801,313,000 at December 31, 2004 and 2003, respectively. Interest on these certificates amounted to $42,896,000, $40,258,000 and $53,453,000 in 2004, 2003 and 2002, respectively.

Foreign deposits, which are deposit liabilities of the Cayman Island office of Hibernia National Bank, amounted to $936,758,000 and $703,183,000 at December 31, 2004 and 2003, respectively. These deposits are comprised primarily of individual deposits of $100,000 or more. Interest expense on foreign deposits amounted to $8,004,000, $5,668,000 and $8,418,000 for 2004, 2003 and 2002, respectively.

Note 10 SHORT-TERM BORROWINGS

The following is a summary of short-term borrowings.

	December 31
($ in thousands)	2004	2003
Securities sold under agreements to repurchase	$475,252	$613,805
Federal Reserve Bank treasury, tax and loan account	43,084	50,305
Federal funds purchased	36,989	616,692

Total short-term borrowings	$555,325	$1,280,802

Federal funds purchased and securities sold under agreements to repurchase generally mature within one to three days from the transaction date. The Federal Reserve Bank treasury, tax and loan account is an open-ended note option with the Federal Reserve Bank of Atlanta. The following is a summary of pertinent data related to short-term borrowings.

	December 31
($ in thousands)	2004	2003	2002
Outstanding at December 31	$555,325	$1,280,802	$575,448
Maximum month-end outstandings	$1,384,458	$1,280,802	$722,157
Average daily outstandings	$719,386	$709,553	$625,611
Average rate during the year	0.99%	0.89%	1.44%
Average rate at year end	1.69%	0.80%	1.14%

Note 11 DEBT

The following is a summary of debt.

	December 31
($ in thousands)	2004	2003
Federal Home Loan Bank long-term advances	$1,745,638	$1,101,812
Subordinated notes	99,970	—
Subordinated debentures	64,929	—
Other debt	39	—

Total debt	$1,910,576	$1,101,812

The Federal Reserve Home Loan Bank (FHLB) advances are secured by the Company’s investment in FHLB stock and by a blanket floating lien on portions of the Company’s residential mortgage loan portfolio. FHLB stock totaled $117,976,000 and $72,575,000 at December 31, 2004 and 2003, respectively, and is included in securities available for sale.

The FHLB long-term advances include advances of $520,024,000 and $401,812,000 at December 31, 2004 and 2003, respectively, which accrue interest at fixed contractual rates and advances of $1,225,000,000 and $700,000,000 at December 31, 2004 and 2003, respectively, which accrue interest at variable rates. In connection with the Coastal acquisition, the Company assumed $722,250,000 of FHLB advances and recorded a fair value adjustment totaling $1,390,000. The fair value adjustment is being amortized over the lives of the related advances. The unamortized balance of the fair value adjustment totaled $614,000 at December 31, 2004. Interest expense was decreased by $776,000 during 2004 as a result of amortization of the fair value adjustment.

The long-term fixed rate advances amortize and/or mature at various dates through 2019. The weighted average rate on the fixed rate advances totaled 3.88% and 5.47% at December 31, 2004 and 2003, respectively. Included in the fixed rate advances are convertible advances totaling $200,000,000 and $400,000,000 at December 31, 2004 and 2003, respectively. A $200,000,000 advance matured during 2004. The remaining convertible advance matures in 2008, accrues interest at a rate of 5.28%, and is convertible by the FHLB to a floating rate at quarterly intervals which began in June, 2003. The Company has the option to repay the advance in the event of conversion by the FHLB. The variable rate advances mature at various dates through 2009. The weighted average rate on the variable advances totaled 1.54% and 1.19% during 2004 and 2003, respectively.

The Company instituted hedges against the effect of rising interest rates on a portion of its variable rate FHLB advances by entering into interest rate swap agreements whereby the Company receives quarterly variable rate (LIBOR) payments and pays fixed rates on notional amounts. The notional amounts of these interest rate swaps totaled $700,000,000 and $400,000,000 at December 31, 2004 and 2003, respectively. The maturities of these interest rate swaps match the maturities of the underlying debt, which ranged from 2007 to 2009 at December 31, 2004. Net settlements on the swap agreements are accrued monthly, effectively converting the related FHLB advances from variable rates to weighted average fixed rates of 3.53% and 4.51% at December 31, 2004 and 2003, respectively.

As part of the financing for the purchase of Coastal Bancorp, Inc., Hibernia Corporation issued $100,000,000 in ten year 5.35% fixed-rate subordinated notes in April 2004, at a discount of $32,000. The discount is being amortized over the life of the subordinated notes. In March 2004, the Company entered into a $50,000,000 forward-start interest rate swap agreement and a $50,000,000 treasury interest rate lock agreement to protect against a rise in interest rates. The contracts were terminated upon the issuance of the subordinated notes, resulting in a gain of $4,692,000. This gain and debt issuance costs of $939,000 have been deferred and are being recognized over the life of the subordinated notes using the level-yield method, resulting in an effective rate of 4.98%.

In connection with the Coastal merger, the Company assumed $51,546,000 aggregate principal amount of 9.0% junior subordinated debentures due June 30, 2032. The debentures were issued by Coastal to Coastal Capital Trust I (CCTI), a business trust. The Company became the sponsor of CCTI which issued 2,000,000 of 9.0% Cumulative Trust Preferred Securities. The trust preferred securities have a liquidation amount of $25 per security and are traded on the Nasdaq National Market. The Company also assumed $10,310,000 aggregate principal amount of floating rate (LIBOR plus 3.05%, reset quarterly) junior subordinated debentures due June 30, 2033. The debentures were issued by Coastal to Coastal Capital Trust II (CCTII), a business trust. The Company became the sponsor of CCTII which issued 10,000 floating rate (LIBOR plus 3.05%, reset quarterly) trust preferred securities to a private institutional investor. These trust preferred securities have a liquidation rate of $1,000 per security. The weighted average contractual interest rate on these floating rate instruments was 4.69% during 2004. The trust preferred securities represent an interest in the Company’s junior subordinated debentures, which were purchased by the business trusts and have substantially the same payment terms as the trust preferred securities. The junior subordinated debentures are the only assets of CCTI and II and interest payments from the debentures, payable quarterly, finance the distributions paid on the trust preferred securities. The trust preferred securities are subject to mandatory redemption at the liquidation preference, in whole or in part, upon repayment of the junior subordinated debentures at maturity or their earlier redemption. The junior subordinated debentures are redeemable prior to the maturity date, at the option of the Company, in whole or in part, subject to the terms of the trust indentures, on or after June 30, 2007 and June 30, 2008, for the subordinated debentures payable to CCTI and CCTII, respectively. The junior subordinated debentures are also redeemable at any time in whole, but not in part, upon the occurrence of specific events defined within the trust indentures. The Company has the option to defer interest payments on either junior subordinated debenture for a period not to exceed 20 consecutive quarters. The subordinated debentures were recorded on the Company’s books at their fair value on May 13, 2004, which totaled $65,704,000. The fair value adjustment of $3,847,000 is being amortized over the estimated life of the subordinated debentures, which is assumed to terminate at the earliest redemption date. The unamortized balance of the fair value adjustment totaled $3,073,000 at December 31, 2004. Interest expense for 2004 was decreased by $774,000 as a result of the amortization of this fair value adjustment. Debt issuance costs associated with CCTI and CCTII are also being amortized over the estimated lives of the instruments. Unamortized debt issuance costs totaled $1,645,000 at December 31, 2004. Amortization of debt issuance costs increased interest expense by $416,000 in 2004. A portion of these subordinated debentures qualifies as Tier 1 Capital under Federal Reserve Bank regulatory capital rules.

The other debt outstanding as of December 31, 2004 consists of a note payable by MerchantNet, which is due in monthly installment payments through 2006.

Maturities of debt are as follows: 2005 - $382,143,000; 2006 - $316,427,000; 2007 - $105,776,000; 2008 - $314,297,000; 2009 - $603,825,000; and thereafter - $188,108,000.

Note 12 OTHER ASSETS AND OTHER LIABILITIES

The following are summaries of other assets and other liabilities.

	December 31
($ in thousands)	2004	2003
Other assets:
Proceeds receivable from sale of mortgage servicing rights	$85,986	$—
Accrued interest receivable	80,436	69,577
Deferred income taxes	45,405	12,657
Accounts receivable	43,485	33,060
Fair value derivative assets	27,394	34,364
Cash surrender value of life insurance	24,839	26,667
Prepaid expenses	15,059	8,275
Foreclosed assets and excess bank-owned property	12,671	12,190
Securitization proceeds receivable	—	28,743
Other	27,544	24,238

Total other assets	$362,819	$249,771

Other liabilities:
Trade date securities payable	$329,743	$59,931
Trade accounts payable and accrued liabilities	89,611	73,815
Accrued interest payable	21,428	16,726
Fair value derivative liabilities	19,099	34,363
Other	61,322	55,858

Total other liabilities	$521,203	$240,693

Note 13 PREFERRED AND COMMON STOCK

The Company has authorized 100,000,000 shares of no par value preferred stock. There were no preferred shares issued and outstanding at December 31, 2004 or 2003.

The Company has authorized 300,000,000 shares of no par value Class A Common Stock. There were 171,095,717 and 168,214,757 shares issued and 155,245,451 and 155,261,497 shares outstanding at December 31, 2004 and 2003, respectively. The Company held 15,850,266 and 12,953,260 shares of Class A Common Stock in treasury at December 31, 2004 and 2003, respectively. The Company repurchased 2,882,000, 4,454,000, and 5,452,000 shares of common stock under buyback programs at a total cost of $70,158,000, $87,527,000, and $105,175,000 during 2004, 2003 and 2002, respectively.

As partial consideration in the July 6, 2000 acquisition of Rosenthal Agency, Inc., an insurance brokerage firm, the Company issued 790,888 common stock purchase warrants recorded at a fair value of $2,000,000. Each warrant was convertible into one share of Class A Common Stock at an exercise price of $13.12 per share. The warrants became exercisable July 7, 2003 and were exercised during 2003.

Note 14 EMPLOYEE BENEFIT PLANS

The Company maintains a defined-contribution benefit plan under Section 401(k) of the Internal Revenue Code, the Retirement Security Plan (RSP). Substantially all employees who have completed one year of service are eligible to participate in the RSP. Employees contribute a portion of their compensation with the Company matching 100% of the first 5%. The matching contributions are invested in Hibernia Class A Common Stock and are charged to employee benefits expense. Participants may elect to immediately transfer Company contributions received to any of the plan’s other investment options. At December 31, 2004, the RSP owned approximately 3,878,000 shares of Hibernia Class A Common Stock. The Company’s contributions to the RSP totaled $9,350,000 in 2004, $8,673,000 in 2003 and $8,071,000 in 2002.

The Company maintains incentive pay and bonus programs for certain employees. Costs of these programs were $70,819,000, $58,803,000 and $58,252,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

Note 15 EMPLOYEE STOCK OWNERSHIP PLAN

The Company has an internally-leveraged employee stock ownership plan (ESOP) in which substantially all employees participate. The ESOP owned approximately 3,364,000 and 3,523,000 shares of Hibernia Class A Common Stock at December 31, 2004 and 2003, respectively. The outstanding debt obligation of the ESOP totaled $14,692,000 and $18,122,000 at December 31, 2004 and 2003, respectively. The Bank makes annual contributions to the ESOP in an amount determined by its Board of Directors (or a committee authorized by the Board of Directors), but at least equal to the ESOP’s minimum debt service less dividends received by the ESOP. Dividends received by the ESOP in 2004, 2003 and 2002 were used to pay debt service, and it is anticipated that this practice will continue in the future. The ESOP shares initially were pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to active participants.

The debt of the ESOP is recorded as debt of the Parent Company, and the shares pledged as collateral are reported as unearned compensation in equity. Hibernia National Bank’s loan asset and the Parent Company’s debt liability are eliminated in consolidation. As shares are committed to be released, the Company reports compensation expense equal to the current market value of the shares, and the shares become outstanding for net income per common share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest by the Parent Company.

Compensation expense of $5,406,000, $4,881,000 and $5,971,000 relating to the ESOP was recorded during 2004, 2003 and 2002, respectively. The ESOP held 2,218,000 and 2,093,000 allocated shares and 1,146,000 and 1,430,000 suspense shares at December 31, 2004 and 2003, respectively. The fair value of the suspense shares at December 31, 2004 and 2003 was $33,814,000 and $33,622,000, respectively.

Note 16 STOCK OPTIONS

SFAS No. 123, “Accounting for Stock-Based Compensation,” defines financial accounting and reporting standards for stock-based compensation plans. Those plans include all arrangements by which employees and directors receive shares of stock or other equity instruments of a company, or a company incurs liabilities to employees or directors in amounts based on the price of the stock. SFAS No. 123 defines a fair-value-based method of accounting for stock-based compensation. However, SFAS No. 123 also allows an entity to continue to measure stock-based compensation cost using the intrinsic value method of APB Opinion No. 25, “Accounting for Stock Issued to Employees.” Entities electing to retain the accounting prescribed in APB No. 25 must make pro forma disclosures of net income, net income per common share and net income per common share - assuming dilution as if the fair-value-based method of accounting defined in SFAS No. 123 had been applied. The Company retained the provisions of APB No. 25 for expense recognition purposes. Under APB No. 25, because the exercise price of the Company’s stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The Company’s stock option plans provide incentive and nonqualified options to various key employees and non-employee directors. The Company’s practice has been to grant options at no less than the fair market value of the stock at the date of grant. Until October 1997, options granted to non-employee directors were granted under the 1987 Stock Option Plan; after October 1997 through January 2003, those options were granted under the 1993 Directors’ Stock Option Plan. Under those plans, options granted to non-employee directors upon inception of service as a director and certain options granted to directors who retire as employees vest six months from the date of grant. Other options granted to directors under those plans and options granted to employees under the 1987 Stock Option Plan and the Long-Term Incentive Plan generally become exercisable in the following increments: 50% two years from the date of grant, an additional 25% three years from the date of grant and the remaining 25% four years from the date of grant. All options vest immediately upon a change in control of the Company. Existing options granted under these plans remain outstanding under the original terms of the plans.

During 2001, an option was granted to a former chief executive officer, prior to his separation from the Company, under an individual stock option plan referred to as the 2001 Nonqualified Stock Option Plan. That option vested in July 2001.

Options granted to employees and directors under the plans described above generally become immediately exercisable if the holder of the option dies while the option is outstanding. Options granted under the 1987 Stock Option Plan generally expire 10 years from the date granted unless the holder leaves the employ of the Company other than through retirement, death or disability, in which case the options expire at the date of termination. Options granted under the Long-Term Incentive Plan and the 1993 Directors’ Stock Option Plan generally expire 10 years from the date of grant, although they may expire earlier if the holder dies, retires, becomes permanently disabled or otherwise leaves the employ of the Company (in which case the options expire at various times ranging from 90 days to 12 months).

During 2003, shareholders approved the 2003 Long-Term Incentive Compensation Plan (2003 Plan). The 2003 Plan supersedes and replaces the Company’s Long-Term Incentive Plan and replaces the 1993 Directors’ Stock Option Plan. Options that are granted to employees under the 2003 Plan that vest based on length of service (as opposed to performance measures) generally are exercisable in the same increments as those issued under the Long-Term Incentive Plan, although they may vest earlier in the event of termination of employment as a result of death, disability or retirement or in the event of a change in control of the Company. Options issued to non-employee directors under the 2003 Plan vest immediately. Stock issued to non-employee directors pursuant to the exercise of those options (other than those used to pay the exercise price, if permitted) is subject to a minimum one-year holding period. Options issued under the 2003 Plan generally expire 10 years from the date of grant, although they may expire earlier if (i) the holder leaves the employ or service of the Company other than through retirement, death or disability, in which case (except as provided below) vested options expire in 90 days (or at original expiration date, if earlier), or (ii) the holder retires, dies or becomes disabled, in which case vested options expire in three years (or at original expiration date, if earlier). All options vest immediately upon a change of control of the Company. Unvested options are forfeited upon termination. As to options issued after September 22, 2004, upon termination for certain specific elements of cause (as defined in the 2003 plan) vested options are also forfeited.

The option granted under the 2001 Nonqualified Stock Option Plan expires January 31, 2006, unless the holder dies, in which case the option expires one year following the death (but not later than January 31, 2006). Shares to be issued upon the exercise of the option granted under the 2001 Nonqualified Stock Option Plan are to be issued out of the Company’s treasury stock.

The following summarizes the option activity in the plans during 2004, 2003 and 2002. At December 31, 2004 there were 7,038,353 shares available for grant under the 2003 Long-Term Incentive Compensation Plan. There are no shares available for grant under the 1987 Stock Option Plan, the Long-Term Incentive Plan, the 1993 Directors’ Stock Option Plan and the 2001 Nonqualified Stock Option Plan.

	Incentive	Nonqualified	Total	Weighted- Average Exercise Price
1987 Stock Option Plan:
Outstanding, December 31, 2001	7,500	1,008,336	1,015,836	$6.19
Exercised	(7,500)	(988,336)	(995,836)	$6.15

Outstanding, December 31, 2002	—	20,000	20,000	$8.31
Exercised	—	(15,000)	(15,000)	$8.46

Outstanding, December 31, 2003	—	5,000	5,000	$7.88
Exercised	—	(5,000)	(5,000)	$7.88

Outstanding, December 31, 2004	—	—	—	—

Long-Term Incentive Plan:
Outstanding, December 31, 2001	—	12,101,615	12,101,615	$12.82
Granted (weighted-average fair value $4.87 per share)	—	2,880,522	2,880,522	$17.97
Canceled	—	(394,924)	(394,924)	$15.06
Exercised	—	(2,840,385)	(2,840,385)	$10.56

Outstanding, December 31, 2002	—	11,746,828	11,746,828	$14.56
Granted (weighted-average fair value $4.15 per share)	—	2,962,760	2,962,760	$18.52
Canceled	—	(669,359)	(669,359)	$16.56
Exercised	—	(1,746,544)	(1,746,544)	$12.56

Outstanding, December 31, 2003	—	12,293,685	12,293,685	$15.69
Canceled	—	(181,997)	(181,997)	$17.63
Exercised	—	(2,766,507)	(2,766,507)	$13.81

Outstanding, December 31, 2004	—	9,345,181	9,345,181	$16.20

Exercisable, December 31, 2004	—	4,976,544	4,976,544	$14.83

1993 Directors’ Stock Option Plan:
Outstanding, December 31, 2001	—	402,500	402,500	$12.91
Granted (weighted-average fair value $5.47 per share)	—	70,000	70,000	$19.80
Exercised	—	(18,750)	(18,750)	$12.15

Outstanding, December 31, 2002	—	453,750	453,750	$14.01
Exercised	—	(146,250)	(146,250)	$12.22

Outstanding, December 31, 2003	—	307,500	307,500	$14.86
Canceled	—	(5,000)	(5,000)	$21.72
Exercised	—	(60,000)	(60,000)	$13.22

Outstanding, December 31, 2004	—	242,500	242,500	$15.12

Exercisable, December 31, 2004	—	210,000	210,000	$14.60

	Incentive	Nonqualified	Total	Weighted- Average Exercise Price
2001 Nonqualified Stock Option Plan:
Outstanding, December 31, 2002	—	250,000	250,000	$13.84

Outstanding, December 31, 2003	—	250,000	250,000	$13.84

Outstanding, December 31, 2004	—	250,000	250,000	$13.84

Exercisable, December 31, 2004	—	250,000	250,000	$13.84

2003 Long - Term Incentive Compensation Plan:
Granted (weighted-average fair value $4.14 per share)	—	67,250	67,250	$18.80
Exercised	—	(5,000)	(5,000)	$18.23

Outstanding, December 31, 2003	—	62,250	62,250	$18.85
Granted (weighted-average fair value $5.45 per share)	—	2,681,971	2,681,971	$23.23
Canceled	—	(60,435)	(60,435)	$23.23
Exercised	—	(4,000)	(4,000)	$18.23

Outstanding, December 31, 2004	—	2,679,786	2,679,786	$23.13

Exercisable, December 31, 2004	—	98,250	98,250	$20.47

In addition to the above option activity in the plans, 38,565 and 30,950 shares of restricted stock were awarded under the 2003 Long-Term Incentive Compensation Plan during the years ended December 31, 2004 and 2003, respectively, and 3,000 and 44,627 shares of restricted stock were awarded under the Long-Term Incentive Plan during the years ended December 31, 2003 and 2002, respectively. The following table presents the weighted-average remaining life by plan as of December 31, 2004 for options outstanding within the stated exercise price ranges.

	Outstanding			Exercisable
Exercise Price Range Per Share	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Life	Number of Options	Weighted- Average Exercise Price
Long-Term Incentive Plan:
$6.94 to $12.13	1,007,842	$10.03	4.25 years	1,007,842	$10.03
$13.31 to $17.15	2,865,692	$14.39	4.86 years	2,335,934	$14.58
$17.75 to $18.54	5,421,397	$18.28	7.01 years	1,585,768	$18.11
$18.89 to $20.22	50,250	$19.45	3.63 years	47,000	$19.47

1993 Directors’ Stock Option Plan:
$8.13 to $10.44	61,250	$10.03	3.18 years	61,250	$10.03
$11.81 to $15.48	98,750	$13.69	4.41 years	88,750	$13.49
$19.80 to $21.72	82,500	$20.62	5.61 years	60,000	$20.92

2001 Nonqualified Stock Option Plan:
$13.84	250,000	$13.84	1.07 years	250,000	$13.84

2003 Long - Term Incentive Compensation Plan:
$18.23 to $21.99	108,000	$20.24	8.84 years	91,000	$20.25
$22.97 to $23.65	2,559,786	$23.23	9.08 years	7,250	$23.23
$26.36 to $29.25	12,000	$28.68	9.90 years	—	—

The following pro forma information was determined as if the Company had accounted for stock options using the fair-value-based method as defined in SFAS No. 123, in which the estimated fair value of the options granted is amortized to expense on a straight-line basis over the options’ vesting period. The fair value of the options was estimated using a Black-Scholes option valuation model with the following weighted-average assumptions for 2004, 2003 and 2002, respectively: risk-free interest rates of 3.41%, 3.25% and 4.68%; expected dividend yields of 3.10%, 3.24% and 3.11%; expected volatility factors of the market price of the Hibernia Class A Common Stock of 29%, 30% and 33%; and an expected life of the options of six years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. The option valuation model requires the input of highly subjective assumptions, including the expected stock price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate.

	Year Ended December 31
	2004		2003		2002
($ in thousands, except per-share data)	As Reported	Pro Forma	As Reported	Pro Forma	As Reported	Pro Forma
Net income	$292,954	$285,444	$258,336	$252,315	$249,857	$243,792
Net income per common share	$1.90	$1.86	$1.67	$1.63	$1.59	$1.55
Net income per common share - assuming dilution	$1.86	$1.81	$1.64	$1.60	$1.56	$1.52

Note 17 MORTGAGE BANKING

The following is a summary of the components of mortgage banking income.

	Year Ended December 31
($ in thousands)	2004	2003	2002
Mortgage loan origination and servicing fees	$33,942	$38,205	$35,485
Amortization of mortgage servicing rights	(23,089)	(44,438)	(28,771)
Reversal of (provision for) temporary impairment of mortgage servicing rights	14,000	(18,500)	(23,199)
Gain on sales of mortgage loans	11,900	51,239	27,987
Loss on sale of mortgage servicing portfolio	(1,908)	—	—

Total mortgage banking	$34,845	$26,506	$11,502

Note 18 LEASES

The Company leases its headquarters, operations center and certain other office space, premises and equipment under non-cancelable operating leases which expire at various dates through 2035. Certain of the leases have escalation clauses and renewal options ranging from one to 50 years.

Total rental expense (none of which represents contingent rentals) included in occupancy and equipment expense was $19,768,000, $15,875,000 and $16,030,000 in 2004, 2003 and 2002, respectively.

Minimum rental commitments for long-term operating leases are as follows: 2005 - $18,626,000; 2006 - $20,737,000; 2007 - $19,450,000; 2008 - $15,412,000; 2009 - $8,110,000; and thereafter - $40,409,000.

Note 19 OTHER OPERATING EXPENSE

The following is a summary of other operating expense.

	Year Ended December 31
($ in thousands)	2004	2003	2002
State taxes on equity	$17,575	$16,237	$15,875
Card-related processing expense	12,330	8,836	6,914
Telecommunications	9,940	9,005	9,345
Stationery and supplies	9,721	7,875	8,394
Loan collection expense	9,117	9,451	10,222
Postage	8,962	8,229	7,838
Professional fees	8,054	7,674	9,518
Regulatory expense	4,670	4,254	4,156
Other	65,124	51,484	47,921

Total other operating expense	$145,493	$123,045	$120,183

Note 20 INCOME TAXES

Income tax expense includes amounts currently payable and amounts deferred to or from other years as a result of differences in the timing of recognition of income and expense for financial reporting and federal tax purposes. The following is a summary of the components of income tax expense.

	Year Ended December 31
($ in thousands)	2004	2003	2002
Current tax expense:
Federal income tax	$173,965	$130,907	$113,944
State income tax	7,069	7,989	8,433

Total current tax expense	181,034	138,896	122,377

Deferred tax expense (benefit):
Federal income tax	(24,346)	(829)	10,586

Total deferred tax expense (benefit)	(24,346)	(829)	10,586

Income tax expense	$156,688	$138,067	$132,963

The preceding table does not reflect the tax effects of unrealized gains and losses on securities and cash flow hedges that are included in shareholders’ equity, or the tax effects recorded in shareholders’ equity related to the Company’s stock option plans and employee stock ownership plan. As a result of these tax effects, shareholders’ equity increased by $8,439,000, $10,998,000 and $6,169,000 in 2004, 2003 and 2002, respectively.

The following is a reconciliation of the federal statutory income tax rate to the Company’s effective rate.

	Year Ended December 31
	2004		2003		2002
($ in thousands)	Amount	Rate	Amount	Rate	Amount	Rate
Tax expense based on federal statutory rate	$157,401	35.0%	$138,741	35.0%	$133,987	35.0%
Tax-exempt interest	(3,674)	(0.8)	(4,244)	(1.1)	(4,997)	(1.3)
State income tax, net of federal benefit	4,595	1.0	5,193	1.3	5,482	1.4
Other	(1,634)	(0.4)	(1,623)	(0.4)	(1,509)	(0.4)

Income tax expense	$156,688	34.8%	$138,067	34.8%	$132,963	34.7%

Deferred income taxes are based on differences between the bases of assets and liabilities for financial statement purposes and tax reporting purposes and capital loss and net operating loss carryforwards. The tax effects of the cumulative temporary differences and loss carryforwards which create deferred tax assets and liabilities are detailed in the following table.

	December 31
($ in thousands)	2004	2003
Deferred tax assets:
Reserve for loan losses	$81,751	$74,646
Accrued expenses	10,970	10,883
Securities writedowns	10,022	10,178
Deferred compensation	7,307	7,158
Loan fees	3,205	2,792
Net unrealized losses on cash flow hedges	—	850
Alternative minimum tax credit carryforward	1,316	—
Other	15,934	13,878

Total deferred tax assets	130,505	120,385

Deferred tax liabilities:
Leasing	21,447	24,936
Depreciation	18,648	17,084
Goodwill and other purchase accounting intangibles	10,427	—
Net unrealized gains on cash flow hedges	4,999	—
Net unrealized gains on securities available for sale	3,186	7,732
Mortgage servicing rights	508	36,321
Other	18,090	13,860

Total deferred tax liabilities	77,305	99,933

Deferred tax assets, net of deferred tax liabilities	53,200	20,452

Deferred tax valuation allowance	7,795	7,795

Total net deferred tax asset	$45,405	$12,657

Management assesses realizability of the net deferred tax asset based on the Company’s ability to first, recover taxes previously paid and, second, generate taxable income and capital gains in the future. The securities writedowns, when realized for tax purposes, will be capital losses for which the Company will need to generate capital gains in order to utilize these capital losses. A deferred tax valuation allowance of $7,795,000 has been established to reduce the deferred tax asset related to securities writedowns to the estimated realizable value.

Included in deferred tax assets at December 31, 2004 are $1,316,000 in alternative minimum tax credit carryforwards which do not expire.

Note 21 NET INCOME PER COMMON SHARE DATA

The following sets forth the computation of net income per common share and net income per common share - assuming dilution.

	Year Ended December 31
($ in thousands, except per-share data)	2004	2003	2002
Numerator:
Net income	$292,954	$258,336	$249,857
Effect of dilutive securities	—	—	—

Numerator for net income per common share - assuming dilution	$292,954	$258,336	$249,857

Denominator:
Denominator for net income per common share (weighted-average shares outstanding)	153,858,514	154,500,054	156,808,005
Effect of dilutive securities:
Stock options	3,604,839	3,036,045	2,905,523
Purchase warrants	—	—	253,359
Restricted stock awards	35,553	64,125	90,277

Denominator for net income per common share - assuming dilution	157,498,906	157,600,224	160,057,164

Net income per common share	$1.90	$1.67	$1.59

Net income per common share - assuming dilution	$1.86	$1.64	$1.56

The weighted-average shares outstanding exclude 1,353,000, 1,620,221 and 1,952,030 average common shares in 2004, 2003 and 2002, respectively, held by the Hibernia ESOP (see Note 15) which have not been committed to be released.

Options with an exercise price greater than the average market price of the Company’s Class A Common Stock for the year are antidilutive and, therefore, are not included in the computation of net income per common share - assuming dilution. During 2004 there were 12,000 antidilutive options outstanding (which had exercise prices ranging from $26.36 to $29.25 per option share), during 2003 there were 73,000 antidilutive options outstanding (which had exercise prices ranging from $19.86 to $22.97 per option share) and during 2002 there were 218,500 antidilutive options outstanding (which had exercise prices ranging from $19.50 to $21.72 per option share).

Note 22 COMPREHENSIVE INCOME

The following is a summary of the components of other comprehensive income.

($ in thousands)	Before Income Taxes	Income Tax Expense (Benefit)	After Income Taxes
Year ended December 31, 2004
Unrealized gains (losses) on securities available for sale, net	$(24,147)	$(8,451)	$(15,696)
Reclassification adjustment for net (gains) losses realized in net income	11,158	3,905	7,253

Unrealized gains (losses) on securities available for sale, net	(12,989)	(4,546)	(8,443)

Unrealized gains (losses) on cash flow hedges, net	15,850	5,548	10,302
Reclassification adjustment for net (gains) losses realized in net income	861	301	560

Unrealized gains (losses) on cash flow hedges, net	16,711	5,849	10,862

Other comprehensive income	$3,722	$1,303	$2,419

Year ended December 31, 2003
Unrealized gains (losses) on securities available for sale, net	$(39,630)	$(13,870)	$(25,760)
Reclassification adjustment for net (gains) losses realized in net income	(13,716)	(4,801)	(8,915)

Unrealized gains (losses) on securities available for sale, net	(53,346)	(18,671)	(34,675)

Unrealized gains (losses) on cash flow hedges, net	10,376	3,632	6,744
Reclassification adjustment for net (gains) losses realized in net income	23,574	8,251	15,323

Unrealized gains (losses) on cash flow hedges, net	33,950	11,883	22,067

Other comprehensive income	$(19,396)	$(6,788)	$(12,608)

Year ended December 31, 2002
Unrealized gains (losses) on securities available for sale, net	$43,990	$15,397	$28,593
Reclassification adjustment for net (gains) losses realized in net income	(39)	(14)	(25)

Unrealized gains (losses) on securities available for sale, net	43,951	15,383	28,568

Unrealized gains (losses) on cash flow hedges, net	(25,324)	(8,864)	(16,460)
Reclassification adjustment for net (gains) losses realized in net income	—	—	—

Unrealized gains (losses) on cash flow hedges, net	(25,324)	(8,864)	(16,460)

Other comprehensive income	$18,627	$6,519	$12,108

The following is a summary of the components of accumulated other comprehensive income.

	December 31
($ in thousands)	2004	2003
Unrealized gains on securities available for sale, net	$5,915	$14,358
Unrealized gains (losses) on cash flow hedges, net	9,283	(1,579)

Total accumulated other comprehensive income	$15,198	$12,779

Note 23 DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGING ACTIVITIES

The Company maintains positions in a variety of derivative financial instruments. Many of these positions are customer-oriented and include interest rate swaps, options, caps, floors and foreign exchange contracts. Matched positions are established for these customer-oriented activities to minimize risk to the Company. Additionally, the Company enters into forward sales contracts for its own account related to mortgage origination activity. These contracts protect the Company against changes in the fair value of mortgage loans held for sale (as well as anticipated loan fundings) due to changes in market conditions, primarily the interest rate environment. Portions of these contracts are designated as fair value hedges. The Company also enters into interest rate swap agreements to manage interest rate risk on a portion of its FHLB advances and certain certificates of deposit as well as foreign exchange forward contracts to minimize risk on loans which will be repaid in foreign currencies. These contracts are designated as hedges.

Interest rate contracts are entered into by the Company in order to manage interest rate exposure. Interest rate contracts involve the risk of dealing with counterparties and their ability to meet contractual terms. These counterparties must receive appropriate credit approval before the Company enters into such interest rate contracts.

The amounts disclosed in the following table represent the notional amounts and estimated fair values of derivative financial instruments which were not designated as hedges at December 31, 2004 and 2003. Notional principal amounts express the volume of these derivative financial instruments although the amounts potentially subject to credit and market risk are much smaller. The estimated fair values represent the net present values of the expected future cash flows of these derivative financial instruments, based on quoted market prices, dealer quotes and prices obtained from independent pricing services. Positive fair values of the derivative contracts are reported in other assets, negative fair values are reported in other liabilities.

	December 31
	2004		2003
($ in thousands)	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Interest rate swaps:
Assets	$957,663	$16,969	$1,066,327	$31,703
Liabilities	$850,645	$(13,603)	$921,822	$(27,069)
Options, caps and floors held	$15,000	$—	$32,248	$603
Options, caps and floors written	$15,000	$—	$32,248	$(603)
Mortgage interest rate lock commitments	$51,708	$(281)	$189,107	$2,004
Mortgage forward sales contracts	$51,708	$154	$189,107	$(1,764)
Foreign exchange contracts:
Purchased	$22	$—	$404	$38
Sold	$22	$—	$408	$(33)

Noninterest income of $424,000, $2,492,000 and $1,982,000 was recognized on customer-related interest rate contracts not designated as hedges during 2004, 2003 and 2002, respectively. Also during 2004, 2003 and 2002, noninterest income was reduced by $368,000 and $412,000, and increased by $230,000, respectively, relating to the value of interest rate lock commitment derivatives and the related forward sales contracts resulting from the Company’s mortgage origination activity.

The amounts disclosed in the following table represent the notional amounts and estimated fair values of derivative financial instruments which were designated as hedges at December 31, 2004 and 2003. Notional principal amounts express the volume of these derivative financial instruments although the amounts potentially subject to credit and market risk are much smaller. The estimated fair values represent the net present values of the expected future cash flows of these derivative financial instruments, based on quoted market prices, dealer quotes and prices obtained from independent pricing services. Positive fair values of the derivative contracts are reported in other assets. Negative fair values of derivative contracts are reported in other liabilities. For fair value hedges, the change in the estimated fair value of the hedged item adjusts the carrying amount of the hedged item.

	December 31, 2004				December 31, 2003
			Hedged Item				Hedged Item
($ in thousands)	Notional Amount	Estimated Fair Value	Hedged Amount	Change in Estimated Fair Value	Notional Amount	Estimated Fair Value	Hedged Amount	Change in Estimated Fair Value
Fair value hedges:
Mortgage forward sales contracts	$69,284	$27			$141,265	$(2,465)
Mortgage loans held for sale			$69,284	$(27)			$141,265	$2,465
Interest rate swaps relating to certificates of deposit:
Assets	$42,750	$222			$—	$—
Liabilities	$425,500	$(5,101)			$—	$—
Certificates of deposit			$467,742	$4,861			$—	$—
Foreign exchange contracts	$—	$—			$7,665	$16
Foreign-denominated loans			$—	$—			$7,665	$(16)
Cash flow hedges:
Interest rate swaps relating to FHLB advances:
Assets	$650,000	$10,022			$—	$—
Liabilities	$50,000	$(114)			$400,000	$(2,429)

Fair value hedges: Portions of the forward sales contracts relating to mortgage loans held for sale are designated as fair value hedges. The purpose of these contracts is to protect the Company from the risk that changes in the interest rate environment will affect the sales price of loans when they are eventually sold. As interest rates rise, the decline in the value of the loans is offset by the increase in the value of the forward sales contracts. Conversely, as interest rates decline, the value of the forward sales contracts decreases, but the value of the loans increases, resulting in no impact on earnings. There was no effect on income related to hedge ineffectiveness in 2004, 2003 or 2002.

During 2004, the Company entered into interest rate swap agreements that modify the Company’s exposure to interest rate risk by effectively converting a portion of the Company’s brokered and public fund certificates of deposit from fixed rates to variable rates. The maturities and call features of these interest rate swaps match the features of the hedged deposits. As interest rates fall, the decline in the value of the certificates of deposit is offset by the increase in the value of the interest rate swaps. Conversely, as interest rates rise, the value of the underlying deposits increase, but the value of the interest rate swaps decrease, resulting in no impact on earnings. Hedge ineffectiveness on these transactions resulted in a reduction of noninterest income of $18,000 in 2004. As a result of these swaps, interest expense on deposits was reduced by $5,066,000 during 2004, which is the difference between the fixed and floating rates for the period the swaps were in effect.

The Company enters into forward exchange contracts to hedge certain expected loan payments denominated in foreign currencies. The purpose of these derivative contracts is to protect the Company from risk that changes in the foreign exchange rates will affect the value of the foreign-denominated loans. Changes in the fair value of the foreign exchange contracts are offset by changes in the fair value of the corresponding hedged loans, resulting in no impact on earnings.

Cash flow hedges: The Company enters into interest rate swap agreements that effectively modify the Company’s exposure to interest rate risk by converting a portion of the Company’s variable rate FHLB advances to fixed rates. The maturities of these interest rate swaps match the maturities of the underlying debt, with various maturities from 2007 to 2009. These contracts are designated as cash flow hedges. These agreements involve the receipt of floating rate amounts in exchange for fixed-rate interest payments over the life of the agreements without an exchange of the underlying principal amount. There was no effect on income related to hedge ineffectiveness in 2004, 2003 or 2002. As a result of these swaps, interest expense was increased by $9,673,000, $21,121,000 and $19,176,000 for the years ended December 31, 2004, 2003 and 2002, respectively. This impact represents the difference between fixed and floating rates for the period the swaps were in effect. As interest is accrued monthly on the underlying FHLB advances, the fair value of the swaps recorded in other comprehensive income is adjusted and the current month’s swap payable or receivable is recorded in interest expense. In accordance with the provisions of SFAS No. 133 for cash flow hedges, the hedged FHLB advances are not marked to market and therefore are not reflected in the preceding table.

In March 2004, the Company entered into a $50,000,000 forward-start interest rate swap agreement and a $50,000,000 treasury interest rate lock agreement to protect against a rise in interest rates on subordinated notes issued in April 2004. The contracts were terminated upon the issuance of the subordinated notes, resulting in a gain of $4,692,000. This gain has been deferred and is being recognized over the life of the subordinated notes using the level-yield method. A total of $469,000 relating to this deferred gain is expected to be recognized in 2005.

During 2003, the Company prepaid a five-year $300 million variable-rate FHLB advance and terminated the related interest rate swap agreement. The cost associated with the termination of the related swap agreement was $19,690,000, which was recorded in interest expense.

Note 24 COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company enters into a number of financial commitments. Commitments to extend credit are legally binding, conditional agreements generally having fixed expiration or termination dates and specified interest rates and purposes. These commitments generally require customers to maintain certain credit standards. Collateral requirements and loan-to-value ratios are the same as those for funded transactions and are established based on management’s credit assessment of the customer. Commitments may expire without being drawn upon. Therefore, the total commitment amount does not necessarily represent future requirements.

The Company issues letters of credit and financial guarantees (standby letters of credit) whereby it agrees to honor certain financial commitments in the event its customers are unable to perform. The majority of the standby letters of credit consist of financial guarantees. At December 31, 2004, standby letters of credit had expiration dates through 2010. Collateral requirements are the same as those for funded transactions and are established based on management’s credit assessment of the customer. Management conducts regular reviews of all outstanding standby letters of credit, and the results of these reviews are considered in assessing the adequacy of the Company’s loss reserves. Management does not anticipate any material losses related to these instruments.

On December 31, 2004, the Company transferred its reserve for lending related commitments, which includes unfunded commitments to extend credit, letters of credit, financial guarantees (standby letters of credit) and derivative instruments from the reserve for loan losses to other liabilities. The reserve totaled $6,000,000 at December 31, 2004.

Effective January 1, 2003, the Company adopted the recognition and measurement provisions of FASB Interpretation No 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” The recognition and measurement provisions of the interpretation were applicable on a prospective basis to certain guarantees issued or modified after December 31, 2002 and require the guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. Of the standby letters of credit and financial guarantees outstanding at December 31, 2004 and 2003, $499,299,000 and $248,970,000, respectively, relate to guarantees entered into after January 1, 2003, which have negative fair values of $7,262,000 and $2,591,000, respectively and are included in other liabilities.

The following is a summary of the contractual amounts of financial commitments at December 31, 2004 and 2003.

	December 31
($ in thousands)	2004	2003
Commitments to extend credit	$4,307,301	$3,561,661
Letters of credit and financial guarantees	$662,931	$562,659

In December 2003, the Company entered into a binding commitment by signing a definitive merger agreement with Coastal. The merger was completed in the second quarter of 2004. See Note 2 for further discussion of the merger.

The Company is a party to certain legal proceedings arising from matters incidental to its business. Management and counsel are of the opinion that these actions will not have a material effect on the financial condition or operating results of the Company.

Note 25 FAIR VALUE OF FINANCIAL INSTRUMENTS

Generally accepted accounting principles require disclosure of fair value information about financial instruments for which it is practicable to estimate fair value, whether or not the financial instruments are recognized in the financial statements. When quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The derived fair value estimates cannot be substantiated through comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Further, the disclosures do not include estimated fair values for items which are not financial instruments but which represent significant value to the Company, including core deposit intangibles, trust operations and other fee-generating businesses. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The carrying amount of cash and cash equivalents, trading account assets, mortgage loans held for sale, noninterest-bearing deposits and short-term borrowings approximates the estimated fair value of these financial instruments. The estimated fair value of securities is based on quoted market prices and prices obtained from independent pricing services, when available, or estimated by management using various factors for securities for which there is no public market. The estimated fair value of loans, interest-bearing deposits and debt is based on present values using applicable risk-adjusted spreads to the appropriate yield curve to approximate current interest rates applicable to each category of these financial instruments. The estimated fair value of mortgage servicing rights is based on present values of estimated future cash flows. Mortgage servicing rights are valued on an individual loan basis, grouped in tranches stratified by loan type, rate type (fixed vs. adjustable) and interest rate. The estimated fair value of commitments to extend credit and letters of credit and financial guarantees are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.

Interest rates are not adjusted for changes in credit risk of performing commercial and small business loans for which there are no known credit concerns. Management segregates loans in appropriate risk categories and believes the risk factor embedded in the interest rates results in a fair valuation of these loans on an entry-value basis.

Variances between the carrying amount and the estimated fair value of loans reflect both credit risk and interest rate risk. The Company is protected against changes in credit risk by the reserve for loan losses which totaled $227,574,000 and $213,275,000 at December 31, 2004 and 2003, respectively. In addition, credit risk exposure on loans is mitigated by many factors including maintaining a diversified portfolio and obtaining collateral or other forms of credit support from borrowers. The loan portfolio is diversified by loan type, industry and borrower. The requirements for collateral, covenants or guarantees are assessed as part of the Company’s underwriting process based on the loan type and the borrower’s creditworthiness. The Company’s credit policies provide standards with respect to monitoring and valuation of collateral.

The fair value estimates presented are based on information available to management as of December 31, 2004 and 2003. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, these amounts have not been revalued for purposes of these financial statements since those dates. Therefore, current estimates of fair value may differ significantly from the amounts presented.

	December 31
	2004		2003
($ in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Cash and cash equivalents	$1,151,066	$1,151,066	$957,611	$957,611
Trading account assets	$—	$—	$3,853	$3,853
Securities available for sale	$4,524,340	$4,524,340	$3,866,470	$3,866,470
Securities held to maturity	$35,819	$36,564	$60,209	$61,633
Mortgage loans held for sale	$78,136	$78,136	$195,177	$195,177
Commercial loans	$3,997,910	$3,999,265	$3,234,178	$3,242,837
Small business loans	$3,241,135	$3,253,989	$2,642,902	$2,661,307
Consumer loans	$8,480,171	$8,331,164	$7,005,906	$7,056,031
Mortgage servicing rights, net	$1,631	$1,799	$118,334	$123,043

Liabilities
Noninterest-bearing deposits	$3,264,190	$3,264,190	$2,827,642	$2,827,642
Interest-bearing deposits	$14,114,756	$14,143,813	$11,331,877	$11,387,857
Short-term borrowings	$555,325	$555,325	$1,280,802	$1,280,802
Debt	$1,910,576	$1,941,006	$1,101,812	$1,144,530

The following table represents the contractual amounts and estimated fair value of other financial instruments.

	December 31
	2004		2003
($ in thousands)	Contract Amount	Fair Value	Contract Amount	Fair Value
Commitments to extend credit	$4,307,301	$(17,199)	$3,561,661	$(14,600)
Letters of credit and financial guarantees	$662,931	$(9,590)	$562,659	$(5,834)

See Note 23 for fair value information on derivative financial instruments.

Note 26 RELATED-PARTY TRANSACTIONS

Certain directors and officers of the Company, members of their immediate families and entities in which they or members of their immediate families have principal ownership interests are customers of and have other transactions with the Company in the ordinary course of business. As customers, related parties engage in various transactions including but not limited to loans, deposits and securities sold under repurchase agreements.

Loans to these parties are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable third-party transactions and do not involve more than normal risks of collectibility or present other unfavorable features. Loans outstanding to these related parties were $15,475,000 and $21,428,000 at December 31, 2004 and 2003, respectively. The change during 2004 reflects $13,747,000 in loan advances and $19,700,000 in loan payments. These amounts do not include loans made in the ordinary course of business to other entities with which the Company has no relationship, other than a director of the Company being a director of the other entity, unless that director had the ability to significantly influence the other entity.

Securities sold to related parties under repurchase agreements amounted to $10,339,000 and $7,494,000 at December 31, 2004 and 2003, respectively. The security repurchase agreements are between the Bank and entities with which directors of the Company have affiliations. These agreements are made in the ordinary course of business and are on the same terms as those with unrelated entities.

In November 2003, the Company sold its 50% interest in a joint venture with an unrelated third party to originate, sell and service loans under the Federal National Mortgage Association (Fannie Mae) Delegated Underwriting & Servicing (DUS) program. A gain of $6,166,000 was recorded on the sale of the Company’s interest in the joint venture and was included in other operating income in 2003. The Company’s investment in this joint venture had been accounted for using the equity method. Pretax operating earnings of $965,000 and $1,345,000 related to this joint venture were recorded during 2003 and 2002, respectively. The joint venture originated loans which totaled $72,265,000 during 2003. All loans originated were sold within a short time period (less than one quarter) after origination. These loan originations corresponded directly with an amount advanced on the joint venture’s line of credit with the Company. Prior to the sale, the Company had extended a line of credit to this joint venture which totaled $35,000,000. During 2003, in the period in which the joint venture remained a related party, the joint venture drew advances of $72,265,000 and made payments of $81,430,000 on its line of credit. These advances were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable third party transactions and did not involve more than normal risk of collectibility or present other unfavorable features.

The Company’s joint venture was not a party to any loan securitizations involving the Company. The loans originated by the joint venture were commercial real estate loans, primarily multifamily properties. The loans were sold to investors (primarily Fannie Mae), and servicing rights were recorded at the time of the sale by the joint venture. The other partner in the joint venture serviced these loans under a sub-servicing agreement. The servicing rights were carried at the lower of amortized cost or market value in the financial statements of the joint venture. There were no security interests purchased by the Company or the other partner in the joint venture that related to any loans sold by the joint venture.

Note 27 REGULATORY MATTERS AND DIVIDEND RESTRICTIONS

The Company and the Bank are subject to various regulatory capital requirements administered by the Federal Reserve Bank (FRB) and the Office of the Comptroller of the Currency (OCC), respectively. Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by the FRB and OCC that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company’s and the Bank’s capital amounts and classifications are also subject to qualitative judgments by the FRB and OCC about components, risk weightings and other factors.

As of December 31, 2004 and 2003, the most recent notifications from the OCC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. For a bank to be designated as well capitalized, it must have Tier 1 and total risk-based capital ratios of at least 6.0% and 10.0%, respectively, and a leverage ratio of at least 5.0%. There are no conditions or events since those notifications that management believes have changed the Bank’s categories nor is management aware of any material unresolved regulatory issues.

The Company’s and the Bank’s actual capital amounts and ratios are presented in the following table.

	Tier 1 Risk-Based Capital		Total Risk-Based Capital		Leverage
($ in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2004
Hibernia Corporation	$1,612,466	9.48%	$1,925,231	11.32%	$1,612,466	7.51%
Hibernia National Bank	$1,602,679	9.44%	$1,815,229	10.69%	$1,602,679	7.47%

December 31, 2003
Hibernia Corporation	$1,534,079	10.50%	$1,717,078	11.75%	$1,534,079	8.65%
Hibernia National Bank	$1,381,815	9.47%	$1,564,639	10.72%	$1,381,815	7.80%

Under current FRB regulations, the Bank may lend the Parent Company up to 10% of its capital and surplus, provided that any such loan is secured at the time of the transaction by collateral having the market value required by applicable regulations.

The payment of dividends by the Bank to the Parent Company is restricted by various regulatory and statutory limitations. In 2005, the Bank would have available to pay dividends to the Parent Company, without approval of the OCC, approximately $152,452,000, plus net retained profits earned in 2005 prior to the dividend declaration date.

Banks are required to maintain cash on hand or noninterest-bearing balances with the FRB to meet reserve requirements. Average noninterest-bearing balances with the FRB were $30,519,000 in 2004 and $44,576,000 in 2003.

Note 28 HIBERNIA CORPORATION

The following Balance Sheets, Income Statements and Statements of Cash Flows reflect the financial position and results of operations for the Parent Company only.

Balance Sheets ($ in thousands)	December 31
	2004	2003
Investment in bank subsidiary	$1,959,103	$1,594,992
Investment in nonbank subsidiaries	57,382	56,102
Other assets	107,937	155,249

Total assets	$2,124,422	$1,806,343

Other liabilities	$2,933	$10,736
Debt	179,592	18,122
Shareholders’ equity	1,941,897	1,777,485

Total liabilities and shareholders’ equity	$2,124,422	$1,806,343

Income Statements ($ in thousands)	Year Ended December 31
	2004	2003	2002
Equity in undistributed net income of subsidiaries	$82,408	$64,224	$85,506
Dividends from subsidiaries	217,000	195,340	167,650
Interest income	1,278	984	1,536
Other income	159	323	264
Securities gains (losses), net	(90)	699	(873)

Total income	300,755	261,570	254,083

Interest expense	6,279	—	—
Other expense	3,458	2,502	2,608

Total expense	9,737	2,502	2,608

Income before income taxes	291,018	259,068	251,475
Income tax expense (benefit)	(1,936)	732	1,618

Net income	$292,954	$258,336	$249,857

Statements of Cash Flows ($ in thousands)	Year Ended December 31
	2004	2003	2002
Operating activities:
Net income	$292,954	$258,336	$249,857
Non-cash adjustment for equity in subsidiaries’ undistributed net income	(82,408)	(64,224)	(85,506)
Realized securities (gains) losses, net	90	(699)	873
Other adjustments	8,894	13,403	5,212

Net cash provided by operating activities	219,530	206,816	170,436

Investing activities:
Acquisitions, net of cash acquired of $3,167	(227,847)	—	—
Investment in and advances to subsidiaries	(26,500)	(4,700)	(9,975)
Repayment of advances to subsidiaries	24,000	3,250	—
Purchases of securities available for sale	(995)	(466)	(1,094)
Proceeds from sales of securities available for sale	5,455	1,457	1,058
Other	—	—	571

Net cash used by investing activities	(225,887)	(459)	(9,440)

Financing activities:
Dividends paid	(116,947)	(97,509)	(89,442)
Issuance of common stock	40,382	25,997	35,783
Proceeds from issuance of debt	103,721	—	—
Purchase of treasury stock	(70,731)	(87,605)	(107,004)

Net cash used by financing activities	(43,575)	(159,117)	(160,663)

Increase (decrease) in cash and cash equivalents	(49,932)	47,240	333
Cash and cash equivalents at beginning of year	133,973	86,733	86,400

Cash and cash equivalents at end of year	$84,041	$133,973	$86,733

Note 29 SEGMENT INFORMATION

SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” establishes standards for the reporting of financial information from operating segments in annual and interim financial statements. SFAS No. 131 requires that financial information be reported on the same basis that is reported internally for evaluating segment performance and allocating resources to segments.

The Company’s segment information is presented by line of business. Each line of business is a strategic unit that provides various products and services to groups of customers that have certain common characteristics. The reportable operating segments are Consumer, Small Business, Commercial, and Investments and Public Funds. The Consumer segment provides individuals with comprehensive products and services, including mortgage and other loans, deposit accounts, trust and investment management, brokerage, and life and health insurance. The Small Business and Commercial segments provide business entities with comprehensive products and services, including loans, deposit accounts, leasing, treasury management, investment banking, property and casualty insurance and private equity investments. The Small Business segment provides products and services to mid-size and smaller business entities (generally with annual revenues less than $10,000,000 with higher thresholds in larger Texas markets) and the Commercial segment provides products and services to larger business entities. The Investments and Public Funds segment provides a treasury function for the Company by managing public entity deposits, the investment portfolio, interest rate risk, and liquidity and funding positions. The provision for temporary impairment of mortgage servicing rights, primarily a function of interest rate risks, is also included in this segment. The Other segment includes the areas of support services and facilities management as well as income and expense items considered to be unusual.

The accounting policies used by each segment are the same as those discussed in the summary of significant accounting policies, except as described in the reconciliation of segment totals to consolidated totals. The following is a summary of certain average balances by segment.

($ in thousands)	Consumer	Small Business	Commercial	Investments and Public Funds	Other	Segment Total
December 31, 2004
Average loans	$8,027,200	$3,051,500	$3,474,100	$300	$4,900	$14,558,000
Average assets	$10,754,800	$3,061,400	$3,555,800	$4,190,600	$830,600	$22,393,200
Average deposits	$8,752,000	$2,224,600	$1,590,200	$2,629,200	$33,400	$15,229,400

December 31, 2003
Average loans	$6,459,600	$2,522,900	$2,930,700	$300	$1,500	$11,915,000
Average assets	$9,144,600	$2,532,400	$3,027,300	$3,969,200	$672,600	$19,346,100
Average deposits	$7,721,900	$1,960,700	$1,229,400	$2,314,400	$24,400	$13,250,800

The following table presents condensed income statements for each segment.

($ in thousands)	Consumer	Small Business	Commercial	Investments and Public Funds	Other	Segment Total
Year ended December 31, 2004
Net interest income	$434,824	$193,373	$140,554	$21,746	$(36,149)	$754,348
Provision for loan losses	26,619	10,024	11,576	—	31	48,250

Net interest income after provision for loan losses	408,205	183,349	128,978	21,746	(36,180)	706,098

Noninterest income	259,859	37,836	87,996	(2,648)	4,383	387,426
Noninterest expense	400,356	128,621	110,885	14,969	(14,700)	640,131

Income before income taxes and minority interest	267,708	92,564	106,089	4,129	(17,097)	453,393
Income tax expense	93,706	32,398	37,105	1,445	(1,397)	163,257
Minority interest	—	—	76	—	—	76

Net income	$174,002	$60,166	$68,908	$2,684	$(15,700)	$290,060

Year ended December 31, 2003
Net interest income	$389,723	$172,450	$118,446	$48,956	$(55,280)	$674,295
Provision for loan losses	34,189	11,755	14,099	—	7	60,050

Net interest income after provision for loan losses	355,534	160,695	104,347	48,956	(55,287)	614,245

Noninterest income	252,495	35,122	82,667	(23,342)	3,141	350,083
Noninterest expense	358,387	112,104	105,499	14,107	(25,714)	564,383

Income before income taxes	249,642	83,713	81,515	11,507	(26,432)	399,945
Income tax expense	87,384	29,300	28,530	4,027	(4,067)	145,174

Net income	$162,258	$54,413	$52,985	$7,480	$(22,365)	$254,771

Year ended December 31, 2002
Net interest income	$338,205	$168,807	$110,124	$124,610	$(33,377)	$708,369
Provision for loan losses	43,844	15,709	21,062	—	10	80,625

Net interest income after provision for loan losses	294,361	153,098	89,062	124,610	(33,387)	627,744

Noninterest income	219,556	32,599	60,042	(20,331)	9,069	300,935
Noninterest expense	337,859	106,977	94,045	13,960	(11,114)	541,727

Income before income taxes	176,058	78,720	55,059	90,319	(13,204)	386,952
Income tax expense	61,627	27,552	19,271	31,611	853	140,914

Net income	$114,431	$51,168	$35,788	$58,708	$(14,057)	$246,038

In order to analyze segments on an individual basis, each segment’s balance sheet is balanced by adjusting assets or liabilities to reflect its net funding position. Assets are increased if the segment has excess funds; liabilities are increased if the segment requires funding. Segment assets and deposits are decreased for cash items in process of collection, which are reclassified from assets to deposits. In 2004, the Company began to purchase brokered certificates of deposits. Brokered certificates of deposit are not included in deposits in the segment analysis and therefore are shown in the reconciliation of segment totals to consolidated totals.

Each segment’s net interest income includes an adjustment for match funding of the segment’s earning assets and liabilities. Match funding is calculated as the net interest income attributable to the various products of the segment and also indicates the historical interest rate risk taken by the entity as a whole. Interest income for tax-exempt and tax-deferred loans is adjusted to a taxable-equivalent basis. Each segment is charged a provision for loan losses that is determined based on each loan’s risk rating or loan type. In addition, each reportable segment recognizes federal income tax assuming a 35% income tax rate. State income tax expense is separately recorded on certain regulated entities that are included in the consumer segment with the remaining balance included in the other segment.

Direct support costs, such as deposit servicing, technology, and loan servicing and underwriting, are allocated to each segment based on activity-based cost studies, where appropriate, or on various statistics or staff costs. Indirect costs, such as management expenses and corporate support, are allocated to each segment based on various statistics or staff costs. There are no significant intersegment revenues.

The following is a reconciliation of segment totals to consolidated totals.

($ in thousands)	Average Loans	Average Assets	Average Deposits
December 31, 2004
Segment total	$14,558,000	$22,393,200	$15,229,400
Excess funds invested	—	(2,304,700)	—
Brokered certificates of deposit	—	—	316,700
Reclassification of cash items in process of collection	—	362,700	362,700

Consolidated total	$14,558,000	$20,451,200	$15,908,800

December 31, 2003
Segment total	$11,915,000	$19,346,100	$13,250,800
Excess funds invested	—	(1,947,200)	—
Reclassification of cash items in process of collection	—	358,100	358,100

Consolidated total	$11,915,000	$17,757,000	$13,608,900

($ in thousands)	Net Interest Income	Provision for Loan Losses	Noninterest Income	Noninterest Expense	Income Tax Expense (Benefit)	Minority Interest	Net Income
Year ended December 31, 2004
Segment total	$754,348	$48,250	$387,426	$640,131	$163,257	$76	$290,060
Taxable-equivalent adjustment	(3,675)	—	—	—	(3,675)	—	—
Income tax expense	—	—	—	—	(2,894)	—	2,894

Consolidated total	$750,673	$48,250	$387,426	$640,131	$156,688	$76	$292,954

Year ended December 31, 2003
Segment total	$674,295	$60,050	$350,083	$564,383	$145,174	$—	$254,771
Taxable-equivalent adjustment	(3,542)	—	—	—	(3,542)	—	—
Income tax expense	—	—	—	—	(3,565)	—	3,565

Consolidated total	$670,753	$60,050	$350,083	$564,383	$138,067	$—	$258,336

Year ended December 31, 2002
Segment total	$708,369	$80,625	$300,935	$541,727	$140,914	$—	$246,038
Taxable-equivalent adjustment	(4,132)	—	—	—	(4,132)	—	—
Income tax expense	—	—	—	—	(3,819)	—	3,819

Consolidated total	$704,237	$80,625	$300,935	$541,727	$132,963	$—	$249,857